Exhibit 99.4

IMPORTANT NOTICE

IMPORTANT: You must read the following disclaimer before continuing.  The following disclaimer applies to the attached Consent Solicitation Statement, whether received by e-mail, accessed from an Internet page or otherwise received as a result of electronic communication and you are therefore advised to read this disclaimer page carefully before reading, accessing or making any other use of the attached document. In accessing the attached Consent Solicitation Statement, you agree to be bound by the following terms and conditions, including any modifications to them from time to time, each time you receive any information from us as a result of such access.

Confirmation of Your Representation: You have been sent the attached Consent Solicitation Statement on the basis that you have confirmed to the Solicitation Agent, Lucid Issuer Services Limited and the Issuer that (i) you are a holder or a beneficial owner of certain specified notes issued by the Issuer; (ii) you have understood and agreed to the terms set out herein, (iii) you are not a person to or from whom it is unlawful to send the attached Consent Solicitation Statement or to solicit consents under the consent solicitation described herein under any applicable laws and (iv) you consent to the delivery of the attached Consent Solicitation Statement by electronic transmission.

The attached Consent Solicitation Statement has been sent to you in an electronic form. You are reminded that documents transmitted via this medium may be altered or changed during the process of transmission and consequently none of the Solicitation Agent, Lucid Issuer Services Limited the Issuer, the Guarantors, the Trustee nor any person who controls, or is a director, officer, employee or agent of any of the Solicitation Agent, Lucid Issuer Services Limited, the Issuer or the Guarantors, the Trustee nor any affiliate of any such person accepts any liability or responsibility whatsoever in respect of any difference between the attached Consent Solicitation Statement distributed to you in electronic format and the hard copy version available to you on request from the Solicitation Agent or Lucid Issuer Services Limited.

You are reminded that the attached Consent Solicitation Statement has been delivered to you on the basis that you are a person into whose possession the attached Consent Solicitation Statement may be lawfully delivered in accordance with the laws of any jurisdiction in which you are located and you may not nor are you authorized to deliver the attached Consent Solicitation Statement to any other person. Failure to comply with this directive may result in a violation of the applicable laws of other jurisdictions. Notwithstanding the foregoing, provided that you may lawfully do so, you may deliver the attached Consent Solicitation Statement to any purchaser or transferee to whom you have sold or otherwise transferred all or some of your holdings of the Notes, or any broker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee.

Restrictions: Nothing in this electronic transmission constitutes a tender or exchange offer for, or an offer to sell, or a solicitation of an offer to buy, any securities in the United States, the United Kingdom, any other member state of the European Union or any other jurisdiction.

The distribution of the attached Consent Solicitation Statement in certain jurisdictions may be restricted by law. Persons into whose possession the attached Consent Solicitation Statement comes are required by the Issuer, the Solicitation Agent and Lucid Issuer Services Limited to inform themselves about, and to observe, any such restrictions, and none of the Issuer, the Solicitation Agent or Lucid Issuer Services Limited is responsible for the compliance by such persons with such restrictions.

PURSUANT TO U.S. TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY INFORMED THAT (A) THIS SUMMARY IS NOT INTENDED AND WAS NOT WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE U.S. FEDERAL TAX LAWS THAT MAY BE IMPOSED ON THE TAXPAYER, (B) THIS SUMMARY WAS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN, AND (C) EACH TAXPAYER SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

CONSENT SOLICITATION STATEMENT

VIRGIN MEDIA SECURED FINANCE PLC

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU DO NOT UNDERSTAND IT OR ARE IN ANY DOUBT AS TO WHAT ACTION YOU SHOULD TAKE, YOU ARE RECOMMENDED TO SEEK INDEPENDENT FINANCIAL ADVICE FROM YOUR OWN APPROPRIATELY AUTHORIZED INDEPENDENT FINANCIAL, TAX OR LEGAL ADVISOR IMMEDIATELY.

This Consent Solicitation Statement does not constitute an invitation to participate in the Solicitation in or from any jurisdiction in or from which, or to or from any person to or from whom, it is unlawful to make such invitation under applicable securities laws. The distribution of this document in certain jurisdictions may be restricted by law. Persons into whose possession this document comes are required by the Issuer, the Guarantors, the Solicitation Agent, the Tabulation Agent, the Information Agent and the Trustee to inform themselves about, and to observe, any such restrictions. If you are in any doubt as to the contents of this document or the action you should take, you are recommended to seek your own advice immediately from your stockbroker, bank manager, accountant, tax advisor, legal advisor or independent financial advisor.

DATED FEBRUARY 6, 2013
THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK TIME ON
FEBRUARY 14, 2013, UNLESS EXTENDED OR TERMINATED
Solicitation of consents relating to the

£650,000,000 5.50% Senior Secured Notes due 2021
Regulation S Notes: Common Code 059790196
ISIN XS0597901965
Rule 144A Notes: Common Code  059790226
ISIN XS0597902260

Registered Notes: Common Code 065836386

ISIN XS0658363865

$500,000,000 5.25% Senior Secured Notes due 2021
Regulation S Notes: CUSIP G9372G AC2
ISIN USG9372GAC27

Rule 144A Notes: CUSIP 92769X AE5
ISIN US92769XAE58

Registered Notes: CUSIP 92769XAF2

ISIN US92769XAF24

of
Virgin Media Secured Finance PLC
Having its registered office at

Media House, Bartley Wood Business Park
Bartley Way, Hook RG27 9UP
United Kingdom

THE SOLICITATION WILL EXPIRE AT 5:00 P.M. NEW YORK TIME, ON FEBRUARY 14, 2013 (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, WITH RESPECT TO THE SOLICITATION, THE “EXPIRATION TIME”). THE ISSUER MAY, IN ITS SOLE DISCRETION, AMEND, TERMINATE OR EXTEND THE SOLICITATION WITH RESPECT TO THE NOTES AT ANY TIME. ONLY A HOLDER OF NOTES IN RESPECT OF WHICH A VALID CONSENT HAS BEEN DELIVERED PRIOR TO THE EXPIRATION TIME WITH RESPECT TO THE NOTES (WHICH CONSENT HAS NOT BEEN VALIDLY REVOKED) WILL BE ENTITLED TO RECEIVE ANY CONSENT PAYMENT. THE ISSUER, IN ITS SOLE DISCRETION, RESERVES THE RIGHT TO WAIVE ANY DEFECTS, IRREGULARITIES OR DELAYS IN CONNECTION WITH DELIVERIES OF CONSENTS. CONSENTS MAY BE REVOKED BY HOLDERS PRIOR TO BUT NOT AFTER THE EARLIER OF THE EXPIRATION TIME AND THE EFFECTIVE TIME (SUCH TIME, WITH RESPECT TO ANY SOLICITATION, THE “REVOCATION DEADLINE”) ON THE TERMS AND CONDITIONS SET OUT IN THIS STATEMENT. SEE “THE SOLICITATION — REVOCATION OF CONSENTS.”

(Continued on next page)

The Solicitation Agent for the Solicitation is:

Credit Suisse

The date of this Consent Solicitation Statement is February 6, 2013

THE ISSUER ANTICIPATES THAT, AFTER RECEIPT OF THE REQUIRED CONSENTS AND PRIOR TO THE EXPIRATION TIME, THE ISSUER WILL GIVE NOTICE TO THE TRUSTEE THAT THE REQUIRED CONSENTS WITH RESPECT TO THE  NOTES HAVE BEEN RECEIVED AND THE ISSUER, THE TRUSTEE AND THE OTHER PARTIES TO THE INDENTURE WILL EXECUTE ONE OR MORE SUPPLEMENTAL INDENTURES WITH RESPECT TO THE  NOTES UPON RECEIPT OF THE REQUIRED DOCUMENTATION UNDER THE INDENTURE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE TRUSTEE AND THE SATISFACTION OF ALL OTHER REQUIREMENTS (THE TIME OF EXECUTION OF THE SUPPLEMENTAL INDENTURE TO BE THE “EFFECTIVE TIME” FOR THE NOTES). HOLDERS SHOULD NOTE THAT THE EFFECTIVE TIME MAY OCCUR PRIOR TO THE EXPIRATION TIME; HOWEVER, HOLDERS OF THE NOTES MAY DELIVER THEIR CONSENT UP TO THE EXPIRATION TIME. HOLDERS WILL NOT BE GIVEN PRIOR NOTICE OF SUCH EFFECTIVE TIME. THE PROPOSED AMENDMENTS AND PROPOSED WAIVERS CONTAINED IN THE SUPPLEMENTAL INDENTURE WILL NOT BECOME OPERATIVE UNTIL THE RELEVANT CONDITIONS PRECEDENT WITH REPSECT TO THE RELEVANT OPERATIVE TIME FOR THE PROPOSED WAIVERS OR THE PROPOSED AMENDMENTS SET FORTH IN THIS STATEMENT HAVE BEEN SATISFIED (OR WAIVED) IN ACCORDANCE WITH THE TERMS OF THE SOLICITATION.

Virgin Media Secured Finance PLC, a public limited company organized under the laws of England and Wales (the “Issuer”), is soliciting (the “Solicitation”) consents (the “Consents” and each a “Consent”) from holders (“Holders”) of the following:

(i) £650,000,000 outstanding aggregate principal amount of the Issuer’s outstanding 5.50% Senior Secured Notes due 2021 (the “Sterling Notes”); and

(ii) $500,000,000 outstanding aggregate principal amount of the Issuer’s outstanding 5.25% Senior Secured Notes due 2021 (the “Dollar Notes” and together with the Sterling Notes, the “Notes”).

Consents from Holders of the Notes are being sought to certain proposed amendments (the “Proposed Amendments”) and waivers (the “Proposed Waivers” and, together with the Proposed Amendments, the “Proposed Amendments and Waivers”) of certain provisions of the indenture dated as of March 3, 2011 and as amended from time to time (the “Indenture”) among the Issuer, Virgin Media Inc., as the parent (the “Parent” or “Virgin Media”), Virgin Media Group LLC (“Virgin Media Group”), Virgin Media Holdings Inc. (“Virgin Media Holdings”), Virgin Media (UK) Group, Inc. (“UK Holdco”), Virgin Media Communications Limited (“Virgin Media Communications Limited”), Virgin Media Investment Holdings Limited (“Virgin Media Investment Holdings”), certain subsidiaries of the Parent that are from time to time parties thereto as guarantors (“Subsidiary Guarantors” and together with the Parent, Virgin Media Group, Virgin Media Holdings, UK Holdco, Media Communications Limited and Virgin Media Investment Holdings, the “Guarantors”), The Bank of New York Mellon, as trustee (the “Trustee”) and paying agent (the “Paying Agent”) and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent (the “Luxembourg Paying Agent” and together with the Paying Agent, the “Paying Agents”) pursuant to which the Notes were issued.

Proposed Amendments and Waivers

This Consent Solicitation is being undertaken in connection with the proposed business combination (the “Merger”) of the Parent and Liberty Global, Inc. (“LGI”) pursuant to a merger agreement (the “Merger Agreement”) entered into on February 5, 2013 between the Parent, LGI and certain wholly-owned subsidiaries of LGI (the “Merger Subs”).  The Merger is expected to result in a Change of Control, as defined in the Indenture, and is referred to in this Consent Solicitation Statement as the “Change of Control Transaction.” However, there is no guarantee that the Change of Control Transaction will be consummated since the completion of the Merger is subject to regulatory approval, the affirmative approval of the shareholders of both LGI and Virgin Media and other customary closing conditions. In addition, the Merger Agreement will terminate if, prior to the consummation of the Merger, Virgin Media enters into an acquisition agreement with respect to a superior proposal and pays the applicable termination fee or if the Merger is not consummated on or prior to the outside date of the Merger Agreement (which can be no later than the eleventh month anniversary of the date on which the Merger Agreement was signed. See “Background and Purpose of the Solicitation—The Change of Control Transaction.”

In connection with the Change of Control Transaction, the Issuer, subject to the terms and conditions set forth in this Consent Solicitation Statement, is soliciting the Consents from Holders of the Notes for the following waivers and amendments:

Proposed Waivers

•                 waive the requirement under the Indenture for the Issuer to make a Repurchase Offer (as defined below) in connection with the Change of Control Transaction;

•                 waive any and all other defaults that might result from the consummation of the Change of Control Transaction;

•                 authorize and direct the Trustee to enter into one or more supplemental indentures with respect to the Notes (the “Supplemental Indentures,” each a “Supplemental Indenture”) containing the Proposed Amendments and Waivers set forth herein, such Supplemental Indenture to be entered into upon receipt of the required Consents; and

•                 to the extent necessary under the Indenture, authorize and direct the Trustee to give effect to, and permit, the Proposed Waivers, such Proposed Waivers to become effective and operative at the Effective Time. For the avoidance of doubt, the payment of the Waiver Payment (as defined below) is not a condition to the Proposed Waivers becoming effective and operative at the Effective Time, and such Proposed Waivers will become effective and operative prior to the consummation of the Change of Control Transaction.

Proposed Amendments

•                 amend the definition of “Change of Control” in the Indenture to reflect the post-Merger ownership of the Issuer and the Parent and to modify certain of the change of control triggering events in the Indenture (See “The Proposed Amendments and Waivers—Amendments—Amendment of Definition of “Change of Control”);

•                  amend Section 4.03 of the Indenture to provide that the Company may satisfy the ongoing reporting covenant by providing the Holders with certain reports of New ListCo and Virgin Reporting Entity (both as defined herein) following consummation of the Change of Control Transaction;

•                  amend Section 4.07(b)(12) of the Indenture to permit any Restricted Payment (as defined therein) to be made for the purpose of funding payments of interest on certain indebtedness of the Parent or its Subsidiaries and refinancings thereof;

•                  amend the definition of “Permitted Liens” in the Indenture to increase the ratio of certain secured indebtedness to pro forma EBITDA that must be satisfied to secure certain indebtedness incurred under the leverage ratio test or the general debt basket from 3.75:1.0 to 4.0:1.0;

•                  amend Section 4.09(a) of the Indenture to reduce the total leverage ratio test that must be satisfied thereunder to incur additional indebtedness from 5.5:1.0 to 5.0:1.0;

•                  amend and/or add certain definitions in the Indenture related to the Proposed Amendments;

•                  authorize and direct the Trustee to enter into one or more Supplemental Indentures with respect to the Notes containing the Proposed Amendments and Waivers set forth herein, such Supplemental Indenture to be entered into upon receipt of the required Consents; and

•                  to the extent necessary under the Indenture, authorize and direct the Trustee to give effect to, and permit, the Proposed Amendments, such Proposed Amendments to become effective upon the effectiveness of the Supplemental Indenture but such Proposed Amendments to become operative only upon the consummation of the Change of Control Transaction.

See “The Proposed Amendments and Waivers” for a more detailed description of the Proposed Amendments and Waivers.

Upon delivery of a Consent by a Holder of the Notes in accordance with the terms and conditions set forth herein, such Holder will be deemed to have delivered a Consent to all (and not only some) of the Proposed Waivers and all (and not only some) of the Proposed Amendments.

Consent Payment

Upon the terms and subject to the satisfaction or waiver of all of the conditions set forth in this Consent Solicitation Statement:

•                  The consideration for each £1,000 principal amount of Sterling Notes for which a Consent is validly delivered prior to the Expiration Time and not validly revoked prior to the Revocation Deadline will be £20.00, 25% of which will be payable by or on behalf of the Issuer on the Waiver Payment Date (as defined below) in consideration for and in respect of the Consents to the Proposed Waivers (the “Sterling Waiver Payment”), and 75% of which will be payable by or on behalf of the Issuer on the Amendment Payment Date (as defined below) in consideration for and in respect of the Consents to the Proposed Amendments (the “Sterling Amendment Payment”); and

•                  The consideration for each $1,000 principal amount of Dollar Notes for which a Consent is validly delivered prior to the Expiration Time and not validly revoked prior to the Revocation Deadline will be $20.00, 25% of which will be payable by or on behalf of the Issuer on the Waiver Payment Date (as defined below) in consideration for and in respect of the Consents to the Proposed Waivers (the “Dollar Waiver Payment”), and 75% of which will be payable by or on behalf of the Issuer on the Amendment Payment Date in consideration for and in respect of the Consents to the  Proposed Amendments (the “Dollar Amendment Payment”).

The Sterling Waiver Payment and the Dollar Waiver Payment are, together, referred to herein as the “Waiver Payment.” The Sterling Amendment Payment and the Dollar Amendment Payment are, together, referred to herein as the “Amendment Payment.” The Waiver Payment and the Amendment Payment are, together, referred to herein as the “Consent Payment”). See “—Payment Dates” for a description of the timing of the Consent Payment and its component parts. Upon written notice to the Trustee that the Consent Payment was not made at or promptly after the Expiration Time or the consummation of the Change of Control Transaction, as applicable, the Supplemental Indenture will terminate and Holders’ rights will be reinstated as set forth in the Indenture immediately prior to the Effective Time. LGI has agreed to pay on behalf of the Issuer, or simultaneously reimburse the Issuer for, the amounts due in respect of all Consent Payments. See “Expenses of the Solicitation.”

Required Consents

Adoption of the Proposed Amendments and Waivers requires the Consents of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class (the “Required Consents”). Upon delivery of a Consent by a Holder of the Notes in accordance with the terms and conditions set forth herein, such Holder will be deemed to have delivered a Consent to both (i) all (and not only some) of the Proposed Waivers, which will become effective and operative at the Effective Time, and (ii) all (and not only some) of the Proposed Amendments, which will become effective at the Effective Time but will become operative only upon the consummation of the Change of Control Transaction. Upon written notice to the Trustee that the Consent Payment was not made at or promptly after the Expiration Time or the consummation of the Change of Control Transaction, as applicable, the Supplemental Indenture will terminate and Holders’ rights will be reinstated as set forth in the Indenture immediately prior to the Effective Time. Pursuant to Section 9.02 and Section 2.08 of the Indenture,  for the purposes of determining whether the requisite majority in principal amount of Holders of Sterling Notes and Dollar Notes voting as a single class, has taken action, the total principal amount of the Notes then outstanding will be equal to the then outstanding principal amount of Dollar Notes and the Dollar Equivalent (as defined in the Indenture) of the then outstanding principal amount of Sterling Notes, which shall be calculated at the spot rate provided in the Wall Street Journal as of two Business Days prior to the date on which the Issuer certifies the taking of such action by the requisite principal amount of Holders to the Trustee. Consents with respect to any of the Notes, in order to be valid, must be in accordance with the procedures established by and in the minimum denominations required by the relevant Clearing System (as defined below). After receipt of the Required Consents, the Issuer will give notice and provide a certification from the Tabulation Agent to the Trustee, upon which the Trustee may conclusively rely, that the Required Consents have been received and not revoked and the Issuer, the Guarantors, the Trustee and Paying Agent will execute one or more Supplemental Indentures amending the Indenture and authorizing the Proposed Amendments and Waivers. Upon delivery of a Consent by a Holder of the Notes in accordance with the terms and conditions set out herein, such Holder will be deemed to have delivered a Consent to all (and not only some) of the Proposed Amendments and Waivers.

Upon receipt of the Required Consents, the Issuer will make an announcement via press release, by sending a notice via the Clearing Systems (as defined hereafter) and by posting a notice on the Luxembourg Stock Exchange website informing Holders of the Notes of receipt of the Required Consents.

Revocation of Consents

Consents may be revoked by a Holder at any time prior to but not after the Revocation Deadline, as described herein. If the Required Consents are not obtained prior to the Expiration Time, subject to the Issuer’s right to extend the Expiration Time as more fully described herein, all Consents received in respect of the Notes will automatically terminate and not be effective and no Consent Payment with respect to the Notes will be made. With respect to the Notes, from and after the Effective Time with respect to the Proposed Waivers, and from and after the consummation of the Change of Control Transaction with respect to the Proposed Amendments, each present and future Holder of such Notes will be bound by the Proposed Amendments and Waivers in respect of such Notes, whether or not such Holder delivered a Consent or otherwise affirmatively objected to the Proposed Amendments and Waivers. See “Certain Significant Considerations—If the Proposed Amendments and Waivers sought in the Solicitation become effective and operative, all Notes issued under the Indenture will be subject to the terms of, and bound by, all such Proposed Amendments and Waivers.”

The Trustee has no responsibility or liability for monitoring, tabulating or verifying compliance with deadlines or other formalities in connection with the delivery or revocation of Consents nor the payment of any Consent Payment and will be relying conclusively on the Issuer and the Tabulation Agent, as applicable.

Non-consenting Holders will not be entitled to any rights of appraisal or similar rights of dissenters (whether pursuant to the Indenture, the Issuer’s or the Guarantors’ organizational instruments or applicable provisions of law) with respect to the adoption of the Proposed Amendments and Waivers.

Consent Payment Conditions

On the Waiver Payment Date (as defined below), and upon satisfaction of the conditions set forth below, the Issuer will make an announcement via press release, by sending a notice via the Clearing Systems and by posting a notice on the Luxembourg Stock Exchange website (and in the case of the Trustee, by delivery of a notice) informing Holders of the Notes and the Trustee, as the case may be, of the payment of the Waiver Payment. On the Amendment Payment Date (as defined below), and upon satisfaction of the conditions set forth below, the Issuer will make an announcement via press release, by sending a notice via the Clearing Systems and by posting a notice on the Luxembourg Stock Exchange website (and in the case of the Trustee, by delivery of a notice) informing Holders of the Notes and the Trustee, as the case may be, of the payment of the Amendment Payment and will notify Holders that the  Proposed Amendments have become operative.

The Supplemental Indenture with respect to the Notes will be executed, and both the Proposed Waivers and the Proposed Amendments will become effective following receipt of the Required Consents. The Proposed Waivers will become operative at the Effective Time but the Proposed Amendments will not become operative until the consummation of the Change of Control Transaction. The Consent Payment will be paid directly by the Issuer, or an agent on its behalf, to Euroclear and Clearstream or DTC, as applicable, for payments to the Holders who have validly consented as detailed herein, but only if certain conditions set forth herein are satisfied (or waived), including:

•                  the receipt of the Required Consents in respect of the Notes prior to the Expiration Time and the delivery to the Trustee of a certification from the Tabulation Agent that the Required Consents have been obtained;

•                  the execution and delivery of the Supplemental Indenture by the Issuer, the Guarantors and the Trustee and related documentation in form and substance reasonably satisfactory to the Trustee;

•                  the absence of any laws, regulations, injunctions or actions or other proceedings, pending or threatened, which, in the case of any action or proceeding if adversely determined, would make unlawful or invalid or enjoin the implementation of the Proposed Amendments and Waivers or the payment of the Consent Payment; and

•                  with respect to the Amendment Payment only, the consummation of the Change of Control Transaction.

No Consent Payment will be made nor will the Supplemental Indenture become effective until the conditions set forth above are either satisfied or waived, and the Proposed Amendments will further not become operative until the consummation of the Change of Control Transaction.

Payment Dates

The Consent Payment will be paid in its component parts consisting of the Waiver Payment and the Amendment Payment. The Waiver Payment, being equal to 25% of the Consent Payment, will be payable by or on behalf of the Issuer at or promptly after the Expiration Time (the “Waiver Payment Date”). The Amendment Payment, being equal to 75% of the Consent Payment, will be payable by or on behalf of the Issuer on or promptly after the date of the consummation of the Change of Control Transaction (the “Amendment Payment Date”). Each of the Waiver Payment Date and the Amendment Payment Date, as the context requires, may also be referred to herein as a “Payment Date.”  LGI has agreed to pay on behalf of the Issuer, or simultaneously reimburse the Issuer for, the amounts due in respect of all Consent Payments. See “Expenses of the Solicitation.”

The Trustee has no responsibility or liability to ensure that Holders who delivered a Consent and did not validly revoke such Consent prior to the Revocation Deadline receive or have received the Consent Payment or any of its component parts.

General

The Solicitation is being made on the terms and is subject to the conditions set forth in this Consent Solicitation Statement. The Issuer expressly reserves the right, in its sole discretion, to terminate, amend or extend the Solicitation at any time. If the Issuer terminates the Solicitation at any time prior to the Waiver Payment Date, then any Consent received in connection with such Solicitation will automatically terminate and no Consent Payment will be made and the Proposed Amendments and Waivers with respect to the Notes will not become operative. If the Issuer terminates the Solicitation at any time after the Waiver Payment Date but prior to the Amendment Payment Date or in the event any of the conditions set forth herein are not satisfied or waived prior to the Amendment Payment Date, then no Amendment Payment will be made and the Proposed Amendments with respect to the Notes will not become operative. For the avoidance of doubt, if the Issuer terminates the Solicitation or in the event any of the conditions set forth herein are not satisfied or waived any time after the Waiver Payment Date, Holders will remain entitled to receive or retain the Waiver Payment.

If the Change of Control Transaction is not consummated prior to February 4, 2014 (the “Longstop Date”), then the rights of all Holders will be reinstated as of such date as they were set forth in the Indenture immediately prior to the Effective Time, the provisions of the Indenture will remain as set forth prior to the execution of the Supplemental Indenture, the Proposed Amendments as set forth in the Supplemental Indenture will not become operative and no Amendment Payment will be made to Holders. Holders who have received the Waiver Payment will be entitled to retain such payment. If the Amendment Payment has been made prior to the Longstop Date, then the Issuer will make an announcement via press release by sending a notice via the Clearing Systems and by posting a notice on the Luxembourg Stock Exchange website, in each case, stating that such event has occurred and will simultaneously provide a notice to the Trustee.

Irrespective of whether the Proposed Amendments and Waivers become effective and/or operative, the Notes will continue to legally exist, be outstanding and secured in accordance with all other terms of the Indenture, the Notes and the Notes Security Documents.

CAUTIONARY STATEMENT REGARDING INFORMATION
OR REPRESENTATIONS NOT CONTAINED IN THIS
CONSENT SOLICITATION STATEMENT

Under no circumstances shall this Consent Solicitation Statement constitute an offer to sell or issue or the solicitation of an offer to buy or subscribe for the Notes in any jurisdiction. The Solicitation shall not be considered an “offer of securities to the public” for purposes of the Luxembourg law on prospectus for public offering dated July 10, 2005, or give rise to or require a prospectus in a European Economic Area (“EEA”) member state which has implemented the prospectus directive.

No person has been authorized to give any information or make any representations other than those contained in this Consent Solicitation Statement and other accompanying materials. If given or made, such information or representations must not be relied upon as having been authorized by the Issuer, the Parent, the Trustee, the Solicitation Agent, Lucid Issuer Services Limited (the “Tabulation Agent,” and the “Information Agent,” in its capacity as such) or any other person.

The delivery of this Consent Solicitation Statement at any time does not imply that the information herein is correct as of any date subsequent to the date on the cover page hereof.

The Solicitation is not being made to, and no Consents are being solicited from, Holders or beneficial owners of Notes in any jurisdiction in which it is unlawful to make such Solicitation or grant such Consents. However, the Issuer may, in its sole discretion and in compliance with any applicable laws, take such actions as they may deem necessary to solicit Consents in any jurisdiction and may extend the Solicitation to, and solicit Consents from, persons in such jurisdiction.

Within the United Kingdom, the Solicitation is directed only at persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“relevant persons”). The investment or investment activity to which the Solicitation relates is only available to and will only be engaged with the relevant persons, and persons who receive the Solicitation who are not relevant persons should not rely or act upon it.

The making of the Solicitation and the Consent Payment, as applicable, may be restricted by law in some jurisdictions. Persons into whose possession this Consent Solicitation Statement comes must inform themselves about and observe these restrictions.

If you have sold or otherwise transferred all of your Notes, please forward this document to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee.

Beneficial owners of Notes should handle this matter through their bank or broker. Questions concerning the terms of the Solicitation should be directed to the Solicitation Agent, and requests for additional copies of this Consent Solicitation Statement or other related documents should be directed to the Tabulation Agent and the Information Agent at the address or telephone number set forth on the back cover page hereof.

i

STATEMENT REGARDING INFORMATION CONTAINED
IN THIS CONSENT SOLICITATION STATEMENT

The information provided in this Consent Solicitation Statement is based upon information provided by the Issuer and the Guarantors, except for the information regarding the Change of Control Transaction, and the Issuer and the Guarantors after the consummation of the Change of Control Transaction which has been provided to the Issuer by LGI. None of the Solicitation Agent, the Trustee, the Paying Agent, the Registrar or the Transfer Agent has independently verified nor makes any representation or warranty, express or implied, nor assumes any responsibility, as to the accuracy or adequacy of the information contained herein.

None of LGI, the Issuer, the Guarantors, the Solicitation Agent, the Tabulation Agent, the Trustee nor the Information Agent makes any recommendation as to whether Consents to the Proposed Amendments and Waivers should be given. If the Required Consents are obtained, the Trustee will, upon receipt by such Trustee of the required documentation in form and substance reasonably satisfactory to such Trustee, enter into one or more Supplemental Indentures to give effect to the Proposed Amendments and Waivers. Recipients of this Consent Solicitation Statement and the accompanying materials should not construe its contents as legal, business or tax advice.

Each Holder is responsible for assessing the merits of the Solicitation with respect to the Notes held by it. In accordance with normal practice, the Trustee and the Solicitation Agent express no opinion as to the merits of the Solicitation or the Proposed Amendments and Waivers to Holders in this Consent Solicitation Statement (of which they were not involved in the negotiation). Accordingly, the Trustee and the Solicitation Agent urge Holders who are in doubt as to the impact of the implementation of the Proposed Amendments and Waivers in connection with the Solicitation (including any tax consequences) to seek their own independent advice. The Trustee and the Solicitation Agent have not made and will not make any assessment of the merits of any Solicitation or of the impact of any Solicitation on the interests of the Holders either as a class or as individuals.  The entry into the Supplemental Indenture as a result of the Solicitation will not require the Trustee or the Solicitation Agent to, and the Trustee and the Solicitation Agent will not, consider the interests of the Holders either as a class or as individuals.  The Trustee and the Solicitation Agent have not been involved in the Solicitation or in formulating the Solicitation and make no representation that all information has been disclosed to Holders in this Consent Solicitation Statement.  The Trustee will assess any direction it is given hereunder in accordance with its rights and duties under the Indenture. Accordingly, Holders who are in any doubt as to the impact of the Solicitation or of the implementation of the Proposed Amendments and Waivers should seek their own financial advice.

AVAILABLE INFORMATION

As long as the Notes are admitted to listing on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF market and the rules and regulations of such exchange require, copies of reports and other information concerning the Issuer and the Parent may be obtained, free of charge, during normal business hours on any business day at the office of the listing agent, The Bank of New York Mellon (Luxembourg) S.A., Vertigo Building-Palaris, 2-4 rue Eugene Rapport, L-2453, the Grand Duchy of Luxembourg (the “Luxembourg Listing Agent”).

In addition, the Issuer and the Parent have submitted, pursuant to Section 4.03 of the Indenture, quarterly and annual reports required thereunder. Such reports have been delivered to The Bank of New York Mellon, One Canada Square, London E14 5AL, United Kingdom, as Trustee under the Indenture, and The Bank of New York Mellon (Luxembourg) S.A., Vertigo Building-Palaris, 2-4 rue Eugene Rapport, L-2453, the Grand Duchy of Luxembourg, as Luxembourg Paying Agent under the Indenture, or have been deemed delivered by posting to the SEC website.

Virgin Media, the Issuer’s indirect parent company, is subject to the informational and reporting requirements of the Exchange Act, and, in accordance therewith, files annual, quarterly and current reports and proxy statements and other information with the SEC. The reports and other information filed by the Company with the SEC pursuant to the requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C., 20549. Copies of such material also may be obtained from the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates or from the SEC on the SEC’s website, http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

In addition, all notices with respect to the Solicitation and the results of the Solicitation will be published on the website of the Luxembourg Stock Exchange (www.bourse.lu).

None of the Solicitation Agent, the Tabulation Agent, the Information Agent or the Trustee takes any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Issuer to disclose events or circumstances which may have occurred or may affect the significance or accuracy of any such information. The Trustee will be relying solely on the certification of the Tabulation Agent that the Required Consents have been obtained. Additionally, the Trustee will also be relying on an opinion of counsel to the Issuer relating to the execution and delivery of any Supplemental Indenture.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Consent Solicitation Statement includes forward-looking statements. All statements, other than statements of historical fact, included in this Consent Solicitation Statement regarding the Parent’s or the Issuer’s financial condition or regarding future events or prospects are forward-looking statements. The words “aim,” “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “help,” “intend,” “may,” “plan,” “shall,” “should,” “will” or the negative or other variations of them as well as other statements regarding matters that are not historical fact, are or may constitute forward-looking statements. The Parent and the Issuer have based these forward-looking statements on respective management’s current view with respect to future events and financial performance. These views reflect the best judgment of the Parent’s or the Issuer’ management but involve a number of risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those predicted in the Parent’s or the Issuer’s forward-looking statements and from past results, performance or achievements.

All forward-looking statements contained in this Consent Solicitation Statement are qualified in their entirety by this cautionary statement. See the Form 10-K filed by Virgin Media for the year ended December 31, 2011 for certain risk factors relating to the Issuer and the Guarantors.

There is no intention to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. All subsequent written or oral forward-looking statements attributable to the Parent or the Issuer, or persons acting on its behalf, are expressly qualified in its entirety by the cautionary statements contained throughout this Consent Solicitation Statement. As a result of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements.

TABLE OF CONTENTS

Key Dates	1
Virgin Media Secured Finance PLC	3
Background and Purpose of the Solicitation	4
Certain Significant Considerations	8
The Proposed Amendments and Waivers	12
The Solicitation	18
Certain Tax Considerations	32
Solicitation Agent, Tabulation Agent and Information Agent	47
Expenses of the Solicitation	48
Annex A-1 The Proposed Amendments and Waivers	49

v

KEY DATES

The following summary of key dates is qualified in its entirety by the more detailed information appearing elsewhere in this Consent Solicitation Statement or incorporated by reference herein. Capitalized terms have the meanings assigned to them elsewhere in this Consent Solicitation Statement or in the Indenture.

Holders should take note of the following dates in connection with the Solicitation. However, the dates below are subject to modification in accordance with the terms of the Solicitation:

Date	Calendar Date	Event
Solicitation Launch Date	February 6, 2013.	Commencement of the Solicitation.

Expiration Time	5:00 p.m., New York Time, on February 14, 2013, unless extended or earlier terminated by the Issuer in its sole discretion.	The time prior to which Holders must validly deliver Consents to the Proposed Amendments and Waivers in order to qualify for any Consent Payment.

Effective Time	The time at which the Required Consents are received and the Supplemental Indenture is executed.

The time prior to which Holders of the Notes can validly revoke Consents. At the Effective Time, the Supplemental Indenture will be executed and the Proposed Waivers become effective and operative and the Proposed Amendments become effective but will not become operative until the consummation of the Change of Control Transaction.

Revocation Deadline	The earlier of the Expiration Time and the Effective Time.	The deadline for Holders to revoke their Consents. A valid revocation of a Consent will result in a Holder not being eligible to receive a Consent Payment unless another Consent is validly delivered

Date	Calendar Date	Event
prior to the Expiration Time.

Announcement of Solicitation Results	As soon as practical after the Effective Time, the Expiration Time and/or the Amendment Payment Date, if any.

The date on which the results of the Solicitation are announced by the Issuer via press release, by sending a notice via the Clearing Systems and by posting a notice on the Luxembourg Stock Exchange website.

Waiver Payment Date	At or promptly after the Expiration Time.

The date on which the Waiver Payment  (25% of the Consent Payment) is paid to Holders who validly delivered Consents prior to the Expiration Time and did not validly revoke such Consents prior to the Revocation Deadline as determined by the Issuer in its sole discretion.

Amendment Payment Date	On or promptly after the consummation of the Change of Control Transaction.

The date on which the Amendment Payment (75% of the Consent Payment) is paid to Holders who validly delivered Consents prior to the Expiration Time and did not validly revoke such Consents prior to the Revocation Deadline as determined by the Issuer in its sole discretion.

Longstop Date	5:00 p.m., New York Time, on February 4, 2014

The time prior to which the Change of Control Transaction must be consummated pursuant to the terms of the Merger Agreement and, if the Change of Control Transaction is not consummated, the time as of which the rights of all Holders are reinstated as they were immediately prior to the Effective Time, if any.

VIRGIN MEDIA SECURED FINANCE PLC

The Issuer is a finance company incorporated on December 18, 2009 as a public limited company under the laws of England and Wales and is a wholly owned subsidiary of Virgin Media Inc., a public company incorporated in Delaware.

CERTAIN INFORMATION CONCERNING VIRGIN MEDIA

We are a leading entertainment and communications business, being a ‘‘quad-play’’ provider of broadband internet, television, mobile telephony and fixed line telephony services that offer a variety of entertainment and communications services to residential and commercial customers throughout the U.K. We are one of the U.K.’s largest providers of residential broadband internet, pay television and fixed line telephony services by number of customers. We believe our advanced, deep fiber access network enables us to offer faster and higher quality broadband services than our digital subscriber line, or DSL, competitors.

As a result, we provide our customers with a leading next generation broadband service and one of the most advanced TV on-demand services available in the U.K. market. As of December 31, 2012, we provided services to approximately 4.9 million residential cable customers on our network. We are also one of the U.K.’s largest mobile virtual network operators by number of customers, providing mobile telephony service to approximately 1.7 million contract mobile customers and approximately 1.3 million prepay mobile customers over third-party networks. In addition, we provide a complete portfolio of voice, data and internet solutions to businesses, public sector organizations and service providers in the U.K. through Virgin Media Business.

In this Consent Solicitation Statement, unless we have indicated otherwise, or the context otherwise requires, references to “Virgin Media,” “we,” “us,” “our” and similar terms refer to the consolidated business of Virgin Media and its subsidiaries.

BACKGROUND AND PURPOSE OF THE SOLICITATION

Background to the Solicitation

Change of Control Transaction

On February 5, 2013, LGI and the LGI Merger Subs entered into the Merger Agreement with Virgin Media pursuant to which Virgin Media has agreed, through a series of intermediate steps and transactions, to be acquired by LGI and merge into one of the LGI Merger Subs. The  Merger will result in both LGI and Virgin Media becoming directly owned by a new U.K. public limited company listed on Nasdaq (the “New ListCo”), the common stock of which will in turn be held by LGI and Virgin Media shareholders. The consummation of the Merger pursuant to the Merger Agreement is subject to regulatory approval, the affirmative approval of the shareholders of both LGI and Virgin Media and other customary closing conditions. In addition, the Merger Agreement terminates if, prior to the consummation of the Merger, Virgin Media enters into an acquisition agreement with respect to a superior proposal and pays the applicable termination fee or if the Merger is not consummated on or prior to the outside date of the Merger Agreement (which can be no later than the eleventh month anniversary of the date the Merger Agreement is signed).

There is no guarantee that the conditions precedent will be fulfilled and that the consummation of the Change of Control Transaction will occur.

Pursuant to the Merger Agreement, at the effective time of the Merger, each share of Virgin Media common stock issued and outstanding immediately prior to the effective time (excluding shares held by Virgin Media or its subsidiaries in treasury and dissenting shares in accordance with Delaware law) will be converted into the right to receive (i) 0.258 Series A shares of the New ListCo, (ii) 0.193 Series C shares of the New ListCo and (iii) $17.50 in cash. The aggregate cash portion of the merger consideration is expected to be approximately $6.1 billion, $2.7 billion of which LGI will finance from its own cash reserves and $3.4 billion of which LGI will finance either through the proceeds of new senior secured notes or through bridge loans made available to LGI.

Under the Merger Agreement, Virgin Media has agreed to use its reasonable best efforts to carry on its business in the ordinary course consistent with past practice and preserve intact its business organization and commercial goodwill from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement and the effective time of the Merger. In addition, Virgin Media has undertaken covenants that place certain restrictions on its and its subsidiaries’ ability, until the earlier of the termination of the Merger Agreement and the effective time of the Merger, to, among other things, dispose of material properties or assets, make unbudgeted capital expenditures, acquire substantial assets, make substantial investments, increase the salary of certain of its employees or directors, pay certain bonuses or incentive compensation, grant new equity or non-equity based compensation awards, hire new employees, redeem common stock or other equity interests, declare or pay dividends or make other distributions in respect of its capital stock, other than Virgin Media’s regular quarterly dividend up to $0.04 per share, incur or otherwise become liable for material indebtedness, enter into certain transactions with related parties or enter into new material contracts, in each case, other than in the ordinary course of business, and subject to certain exceptions set forth in the Merger Agreement unless LGI consents in writing to the taking of any such action. Failure by Virgin Media to comply with these restrictions in all material respects, unless waived by LGI, could result in the Merger Agreement being terminated or in the Merger not being consummated.

Sources and Uses for the Change of Control Transaction

As it relates to the Change of Control Transaction, the following information has been provided by LGI and not Virgin Media or any of its subsidiaries. The expected estimated sources and uses of cash related to the transactions above are shown in the table below. Actual amounts will vary from estimated amounts depending on several factors, including the amount of any existing senior secured notes and/or senior notes tendered in any Repurchase Offer (as defined below), and the results of this consent solicitation as well as the concurrent consent solicitations. The amounts presented below have been calculated based on an exchange rate at December 31, 2012 of 1.6189 U.S. dollar per pound sterling, the market rate at 6 p.m. London time on December 31, 2012.

Sources			Uses
(in millions)
High Yield Notes(1)	£2,295.7	$3,716.5	Repayment of existing indebtedness, including redemption premiums	£2,995.8	$4,849.9
Senior Credit Facility	2,676.8	4,333.5	Payment of cash consideration for Merger	2,196.8	3,556.4
Capped Call Contract(2)	302.4	489.6	Estimated Interest and commitment fees through the date of the debt pushdown(4)	62.5	101.2
Settlement of interest rate swap(3)	104.1	168.5	Fees and expenses, including Consent Solicitation fees(5)	123.9	200.6
Total sources	£5,379.0	$8,708.1	Total uses	£5,379.0	$8,708.1

(1)         New senior notes and senior secured notes to be issued by Lynx Corp. I and Lynx Corp. II, subsidiaries of LGI. These notes will become obligations of Virgin Media Secured Finance PLC or VM FinanceCo in connection with the debt pushdown that will occur following the consummation of the Change of  Control Transaction.

(2)         Represents the estimated proceeds that would have been received on December 31, 2012 if the derivative contract related to the conversion of the 6.50% convertible senior notes due 2016 (the ‘‘Capped Call Contract”) had been settled

(3)         Represents the estimated proceeds that would have been received on December 31, 2012 if interest rate swap agreements related to certain outstanding notes have been settled.

(4)         Represents the estimated interest and commitment fees associated with the new notes to be issued by Lynx I and Lynx II, bridge facilities and a senior credit facility to be incurred through the date of the debt pushdown (assuming the debt pushdown is completed on June 1, 2013).

(5)         Includes fees and expenses associated with the notes to be issued by Lynx I and Lynx II and a senior credit facility as well as the fees associated with respect to the Consent Solicitations.

Repurchase Offer

The Indenture provides that, upon the occurrence of a Change of Control (as defined therein), a Holder of Notes has the right to require the Issuer to purchase (the “Repurchase Offer”) any or all of the Notes  issued under such Indenture at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase.  The Change of Control Transaction, if consummated, will result in a person other than the Parent or any wholly-owned subsidiary of the Parent becoming the Beneficial Owner (as such term is defined in the Indenture) of more than 50% of the total voting power of the voting stock of the Parent and will, therefore, give each Holder of Notes the right to require the Issuer to make a Repurchase Offer.

The Solicitation

In connection with the Change of Control Transaction, the Issuer, subject to the terms and conditions set forth in this Consent Solicitation Statement, is soliciting the Consents from Holders of the Notes for the following waivers, amendments and related or incidental matters:

Proposed Waivers

•                                          waive the requirement under the Indenture for the Issuer to make a Repurchase Offer in connection with the Change of Control Transaction;

•                                          waive any and all other defaults that might result from the consummation of the Change of Control Transaction;

Proposed Amendments

•                                          amend the definition of “Change of Control” in the Indenture to reflect the post-Merger ownership of the Issuer and the Parent and to modify certain of the change of control triggering events in the Indenture (See “The Proposed Amendments and Waivers—Amendments—Amendment of Definition of “Change of Control”);

•                                          amend Section 4.03 of the Indenture to provide that the Company may satisfy the ongoing reporting covenant by providing the Holders with certain reports of New ListCo and Virgin Reporting Entity (both as defined below) following consummation of the Change of Control Transaction;

•                                          amend Section 4.07(b)(12) of the Indenture to permit any Restricted Payment (as defined therein) to be made for the purpose of funding payments of interest on certain indebtedness of the Parent or its Subsidiaries and refinancings thereof;

•                                          amend the definition of “Permitted Liens” in the Indenture to increase the ratio of certain secured indebtedness to pro forma EBITDA that must be satisfied to secure certain indebtedness incurred under the leverage ratio test or the general debt basket from 3.75:1.0 to 4.0:1.0;

•                                          amend Section 4.09(a) of the Indenture to reduce the leverage ratio test that must be satisfied thereunder to incur additional indebtedness from 5.5:1.0 to 5.0:1.0; and

•                                          amend and/or add certain definitions in the Indenture related to the Proposed Amendments.

The Proposed Amendments and Waivers are not conditions to the completion of the Change of Control Transaction. If the Required Consents are not received by the Expiration Time, the Issuer will be required under the Indenture to make a Repurchase Offer in respect of the Notes within 30 days of the consummation of the Change of Control Transaction.

The concurrent consent solicitations in respect of certain other existing notes

The Issuer and Virgin Media Finance PLC (“VM FinanceCo”) are also seeking consents from the holders of (i) VM FinanceCo’s 8.875% Senior Notes due 2019 and 8.375% Senior Notes due 2019 (the “2019 Notes”), and (ii) the Issuer’s 7.00% Senior Secured Notes due 2018 and 6.50% Senior Secured Notes due 2018 (the “2021 Notes”) to effect waivers and amendments in respect of the 2019 Notes and the 2018 Notes that are similar to the Proposed Amendments and Waivers sought pursuant to this Consent Solicitation Statement.

The consent solicitations in respect of the 2019 Notes and the 2018 Notes are scheduled to expire at 5:00 p.m., New York City time, on February 14, 2013, unless extended or earlier terminated. If the required consents to the amendments and waivers under these consent solicitations are not received by such time, the Issuer and/or VM FinanceCo, as applicable, will be required under the applicable indentures to offer to repurchase the 2019 Notes and 2018 Notes within 30 days of the consummation of the Change of Control Transaction. Each of these solicitations, including the Solicitation, is independent of any other solicitation.

In addition, VM FinanceCo is not soliciting consents in relation to its 5.25% Senior Notes due 2022, its 4.875% Senior Notes due 2022 or 5.125% Senior Notes due 2022 (the “2022 Notes”) and will be required pursuant to the relevant indentures to offer to repurchase the 2022 Notes within 30 days of the consummation of the Change of Control Transaction.

Supplemental Indentures

The Solicitation requests Consents from the Holders of the Notes to authorize and direct the Issuer, the Parent, the Guarantors and the Trustee to enter into one or more Supplemental Indentures in order to amend the Indenture and the Notes to permit and reflect the Proposed Amendments and Waivers.

CERTAIN SIGNIFICANT CONSIDERATIONS

None of LGI, the Issuer, the Parent, the Solicitation Agent, the Trustee, the Tabulation Agent, the Information Agent and any of its respective directors, officers, employees, agents or affiliates make any recommendation as to whether a Holder of the Notes should consent to the Proposed Amendments and Waivers and none of LGI, the Issuer, the Parent or its respective boards of directors have authorized any person to make any such statement. Holders of the Notes are urged to evaluate carefully all information included in this Consent Solicitation Statement, consult with their own legal, investment and tax advisors and make their own decision whether to provide their consent to the Proposed Amendments and Waivers pursuant to the Solicitation. In deciding whether to consent to the Proposed Amendments and Waivers, you should carefully consider the following, in addition to the other information contained in this Consent Solicitation Statement.

If the Proposed Amendments and Waivers sought in the Solicitation become effective and operative, all Notes issued under the Indenture will be subject to the terms of, and bound by, all such Proposed Amendments and Waivers.

If the Proposed Amendments and Waivers become effective and operative, all Holders of the Notes will be bound by the Proposed Amendments and Waivers in respect of which any Supplemental Indenture has been executed, whether or not such Holder delivered a Consent or otherwise affirmatively objected to the Proposed Amendments and Waivers. Non-consenting Holders, although bound by the Proposed Amendments and Waivers in respect of which any Supplemental Indenture has been executed, will not be entitled to any Consent Payment. Non-consenting Holders of the Notes (whether or not they affirmatively objected to the Proposed Amendments and Waivers) will not be entitled to any rights of appraisal or similar rights of dissenters (whether pursuant to the Indenture or the Issuer’s or the Guarantors’ organizational instruments) with respect to the adoption of the Proposed Amendments and Waivers and the execution of any Supplemental Indenture.

Limited ability to revoke Consents and certain consequences for Consents delivered.

Consents may be validly revoked at any time prior to the Revocation Deadline, but not thereafter, unless required by applicable law. In addition, the Issuer may, in its sole discretion, subject to applicable law and certain contractual restrictions, extend, amend or terminate the Solicitation. Holders who deliver Consents prior to the Expiration Time may be required to wait for an extended period of time before receiving any Consent Payment and, unless required by applicable law, will not have the ability to revoke their Consent after the Revocation Deadline. See “—If the Proposed Amendments and Waivers sought in the Solicitation become effective and operative, all Notes issued under the Indenture will be subject to the terms of, and bound by, all such Proposed Amendments and Waivers.”

Certain tax considerations.

For a summary of certain tax considerations related to the Solicitation and the receipt of Consent Payment, see “Certain Tax Considerations.”

If the Change of Control Transaction is consummated, U.S. Holders may be treated as having exchanged their Notes in a taxable transaction, and such transaction may, depending on the facts, give rise to original issue discount.

If the Change of Control Transaction is consummated, the Issuer believes that the receipt of the Amendment Payment and Waiver Payment will result in a “significant modification” of the Notes, resulting in a deemed exchange for U.S. federal income tax purposes.  In such a case, a U.S. Holder will recognize gain or loss upon the receipt of the Amendment Payment as if the holder had exchanged an old debt instrument for a new debt instrument, unless the deemed exchange of the Notes qualifies as a tax-free recapitalization.  Whether a deemed exchange is treated as a tax-free recapitalization depends on whether the Notes qualify as “securities” and is based on all the facts and circumstances.  Although the Issuer intends to treat the deemed exchange of “old” Notes for “new” Notes as qualifying as a tax-free recapitalization, there can be no assurance that the IRS will agree with this characterization. Furthermore, whether or not this qualifies as a recapitalization, if the stated principal amount of the “new” Notes exceeds the fair market value of the “new” Notes, the “new” Notes will be considered to be issued with original issue discount (“OID”) for U.S. federal income tax purposes, in which case a U.S. Holder generally will be required to include the OID on such Note in gross income (as ordinary income) as it accrues on a constant yield to maturity basis for U.S. federal income tax purposes, in advance of the receipt of the cash payments to which such OID is attributable and regardless of the holder’s regular method of accounting for U.S. federal income tax purposes,  subject to adjustment in the event the U.S. Holder has any acquisition premium or bond premium with respect to the “new” Note.  See ‘‘—Certain United States Federal Income Tax Considerations.’’

The Issuer will make no Consent Payment or will not timely make the Consent Payment unless it receives the funds necessary to make such Consent Payment from LGI prior to the Waiver Payment Date or the Amendment Payment Date, as applicable.

LGI has committed to provide to the Issuer the funds that the Issuer requires to make the Consent Payment set forth in this Consent Solicitation Statement. If LGI does not fulfill its obligation to timely provide the Issuer with such funds, the Issuer may make no Consent Payment or may delay the making of the Consent Payment to Holders who have validly delivered their Consents, whether on the Waiver Payment Date or the Amendment Payment Date. Accordingly, the Issuer cannot guarantee that Holders who delivered a Consent and did not validly revoke such Consent prior to the Revocation Deadline will timely receive or receive at all the applicable Consent Payment or either of its component parts. Upon written notice to the Trustee that the Consent Payment was not made at or promptly after the Expiration Time or the consummation of the Change of Control Transaction, as applicable, the Supplemental Indenture will terminate and Holders’ rights will be reinstated as set forth in the Indenture immediately prior to the Effective Time.

Notes for which Consents are delivered will be blocked from trading until the earliest of the Expiration Time, the date on which Holders withdraw such Consents or the date on which the Solicitation is terminated.

The Electronic Consent Instruction by which Holders are to effect their Consents will include an authorization of Euroclear or Clearstream, as the case may be, to block the Sterling Notes for which Consents are delivered in the account of the Direct Participant so that no transfers may be effected in relation to such Sterling Notes at any time from and including the date on which the Holder submits its Electronic Consent Instruction until the earliest of the Expiration Time or the prior termination or withdrawal of the Solicitation by the Issuer or, in the case of the Sterling Notes in respect of which the Consent has been revoked, the date on which such Consent is validly revoked.

Similarly, the Dollar Notes for which a Consent has been delivered through ATOP (as defined below) as part of the Solicitation prior to the Expiration Time will be held under a temporary CUSIP number during the period beginning at the time the DTC Participant electronically delivers a Consent and ending on the earlier of (i) the Expiration Time and (ii) the date on which the DTC Participant withdraws its Consent prior to the Revocation Deadline. During the period that Dollar Notes are held under a temporary CUSIP number or numbers, such Dollar Notes will not be freely transferable to third parties and will be blocked.

In the period of time during which Notes are blocked pursuant to the foregoing procedures for delivering Consents, Holders may be unable to promptly liquidate their Notes or timely react to adverse trading conditions and could suffer losses as a result of these restrictions on transferability.

Risks relating to the Transaction

The Merger Agreement is subject to certain conditions, and as a result the Merger may not be consummated; Virgin Media’s operations both pre- and post-consummation of the Merger will be impacted.

On February 5, 2013, Virgin Media entered into the Merger Agreement with LGI, pursuant to which Virgin Media agreed to be acquired by LGI subject to the terms and conditions in the Merger Agreement. The consummation of the Merger pursuant to the Merger Agreement is subject to regulatory approval, the affirmative approval of the shareholders of both LGI and Virgin Media and other customary conditions. In addition, the Merger Agreement may be terminated under certain conditions by Virgin Media or LGI. As a result the Merger may not be consummated.

Whether or not the merger is completed, the announcement and pendency of the transaction could cause disruptions to our business, which could have an adverse effect on our business and financial condition and results of operations.

Under the Merger Agreement, Virgin Media has agreed to certain covenants that place restrictions on its ability to, among other things, dispose of properties or assets, make unbudgeted capital expenditures, acquire substantial assets, make substantial investments, increase the salary of certain of its employees or directors, pay certain bonuses or incentive compensation, grant new equity or non-equity based compensation awards, hire new employees, redeem equity interests, declare or pay dividends or make other distributions in respect of its capital stock, other than a regular quarterly dividend of up to $0.04 per share, incur indebtedness, enter into certain transactions with related parties or enter into new material contracts outside the ordinary course of business, in each case, until the earlier of the termination of the Merger Agreement and the effective time of the Merger.

Once consummated, the combined company may be unable to successfully integrate operations and realize the full anticipated synergies of the Merger.

Virgin Media will incur substantial merger-related costs in connection with the Merger.

Virgin Media expects to incur non-recurring merger-related costs associated with completing the Merger, combining its operations with those of LGI and achieving desired synergies. These costs include fees paid to legal, financial and accounting advisors, filing fees, printing costs and potential tax costs related to the structuring aspects of the Merger. Additional unanticipated costs may be incurred in the integration of the businesses of Virgin Media and LGI. There can be no assurance that the elimination of certain duplicative costs, as well as the realization of other efficiencies related to the integration of the two businesses, will offset the incremental merger-related costs over time. Thus, any net benefit may not be achieved in the near term, the long term or at all. Many of these costs will be incurred whether or not the Merger is consummated.

Virgin Media may experience disruptions as a result of the Merger that make it difficult to retaining executives and other employees.

Uncertainty about the effect of the Merger on Virgin Media’s employees may have an adverse effect on Virgin Media. This uncertainty may impair Virgin Media’s ability to attract, retain and motivate personnel until the Merger is completed. Employee retention may be particularly challenging during the pendency of the Merger, as employees may feel uncertain about their future roles with the combined group. If Virgin Media’s employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to become employees of the combined group, Virgin Media’s ability to realize the anticipated benefits of the Merger could be reduced.

The interests of LGI may conflict with Virgin Media’s interests.

Upon consummation of the Merger, Virgin Media will be controlled by the New ListCo. When business opportunities, or risks and risk allocation arise, the interests of the New ListCo (or other LGI entities) may be different, or in conflict with Virgin Media’s interests on a stand-alone basis. Because Virgin Media will be controlled by the New ListCo, the New ListCo may allocate certain or all of its business opportunities to parts of the combined group other than Virgin Media.

Certain current stockholders of LGI could have an influence over the business and affairs of the combined company after the Merger.

THE PROPOSED AMENDMENTS AND WAIVERS

Set forth below is a summary of the Proposed Amendments and Waivers for which Consents are being sought pursuant to this Consent Solicitation Statement. Holders of the Notes should carefully consider the factors set forth below as well as the other information set forth in this Consent Solicitation Statement prior to delivering a Consent. The following statements relating to the Proposed Amendments and Waivers are summaries that do not purport to be complete. Certain relevant provisions of the Indenture as it is proposed to be amended are set forth in Annex A-1, which forms a part of this Consent Solicitation Statement. The actual terms of the Proposed Amendments and Waivers will be contained in the Supplemental Indentures and related documents. Each capitalized term appearing below that is not defined herein or elsewhere in this Consent Solicitation Statement has the meaning assigned to such term in the Indenture, as the context requires, unless the context otherwise requires or is clear from the context.

Holders of the Notes, through the Proposed Waivers, if given effect, would waive the right to require the Issuer to make a Repurchase Offer resulting from a Change of Control and waive all other defaults that might result from the consummation of the Change of Control Transaction.  If the Repurchase Offer requirement is not waived, the Issuer will be required to make a Repurchase Offer within 30 days of the date on which the Change of Control Transaction is consummated.

The Proposed Amendments, if given effect, would: (i) amend the definition of “Change of Control” in the Indenture to reflect the post-Merger ownership of the Issuer and the Parent and to modify certain of the change of control triggering events in the Indenture; (ii) amend Section 4.03 of the Indenture to provide that the Issuer may satisfy the ongoing reporting covenant by providing the Holders with certain reports of New ListCo or New Virgin Reporting Entity following consummation of the Change of Control Transaction; (iii) amend Section 4.07(b)(12) of the Indenture to permit any Restricted Payment (as defined therein) to be made for the purpose of funding payments of interest on certain  indebtedness of the Parent or its Subsidiaries and refinancings thereof; (iv) amend the definition of “Permitted Liens” in the Indenture to increase the ratio of certain secured indebtedness to pro forma EBITDA that must be satisfied to secure certain indebtedness incurred under the leverage ratio test or the general debt basket from 3.75:1.0 to 4.0:1.0; (v) amend Section 4.09(a) of the Indenture to reduce the leverage ratio test that must be satisfied thereunder to incur additional indebtedness from 5.5:1.0 to 5.0:1.0; and (vi) amend and/or add certain definitions related to the Proposed Amendments.

The Proposed Waivers and the Proposed Amendments are described in detail below.

Proposed Waivers:

Waiver of Repurchase Offer

Proposed Waiver. The Issuer requests Holders, by delivery of their Consents, to waive the requirement that the Issuer make a Repurchase Offer in connection with the Change of Control Transaction.

Waiver of Certain Defaults

Proposed Waiver. The Issuer requests Holders, by delivery of their Consents, to waive any and all other defaults that might result from the consummation of the Change of Control Transaction.

Proposed Amendments:

Amendment of Definition of “Change of Control”

Proposed Amendment. The Issuer requests Holders, by delivery of their Consents, to authorize an amendment to Section 1.01 of the Indenture to replace the definition of “Change of Control” in its entirety with the following:

““Change of Control” means:

(1)          Virgin Media Communications (a) ceases to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company and (b) ceases, by virtue of any powers conferred by the articles of association or other documents regulating the Company to, directly or indirectly, direct or cause the direction of management and policies of the Company;

(2)           the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and the Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder;

(3)            at any time after the consummation of the Debt Pushdown, the Company ceases to own directly or indirectly all of the Capital Stock of the Issuer; or

(4)           the adoption by the stockholders of the Company or the Issuer of a plan or proposal for the liquidation or dissolution of the Company or the Issuer, other than a transaction complying with Section 5.01.”

Provided that a Change of Control shall not be deemed to have occurred pursuant to clause (1) of this definition upon the consummation of the Post-Closing Reorganization or a Spin-Off. Notwithstanding the foregoing, upon consummation of the Post-Closing Reorganization or a Spin-Off, ‘‘Virgin Media Communications’’ in clause (1) will be replaced with New Immediate Holdco, in respect of the Post-Closing Reorganization, and the Spin Parent, in respect of a Spin-Off.”

Amendment to Restricted Payments Covenant

Proposed Amendment. The Issuer requests Holders, by delivery of their Consents, to authorize an amendment to Section 4.07(b)(12) of the Indenture revising this sub-section to read as follows:

“(12)       any Restricted Payment used to make payments of interest with respect to (i) the Convertible Senior Notes, the Existing Notes and any other Indebtedness of VM FinanceCo or any other parent of the Company that is guaranteed by the Company or any of the Restricted Subsidiaries (and any Indebtedness that Refinances the Convertible Notes, the Existing Notes or such other Indebtedness, including any successive Refinancings thereof) and (ii) any other Indebtedness of the Parent or any of its Subsidiaries provided that the net proceeds of any such other Indebtedness described in clause (ii) are or were (A) used in the prepayment, repayment, redemption, defeasance, retirement or purchase of the Convertible Senior Notes, the Existing Notes or any Indebtedness of the Company or any Restricted Subsidiary, in each case, in whole or in part (including any successive Refinancings thereof), or (B) contributed to or otherwise loaned or transferred to the Company or any Restricted Subsidiary; provided that any such Restricted Payments under (i) and (ii) above will be excluded from the calculation of the amount of Restricted Payments;”

Amendment to Incurrence of Indebtedness

Proposed Amendment. The Issuer requests Holders, by delivery of their Consents, to authorize an amendment to Section 4.09(a) of the Indenture revising this sub-section to read as follows:

“(a)       The Company will not, and will not cause or permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Leverage Ratio would not exceed 5.0:1.0.”

Amendment of Definition of “Permitted Liens”

Proposed Amendment. The Issuer requests Holders, by delivery of their Consents, to authorize an amendment to Section 1.01 of the Indenture to change clause (7) of the definition of “Permitted Liens” to read as follows:

““Permitted Liens” means, with respect to any Person:

(7)                               (i) Liens to secure Bank Indebtedness or any Pari Passu Lien Obligation Incurred pursuant to clause (1) of Section 4.09(b) and (ii) Liens to secure Indebtedness Incurred pursuant to clauses (a), (b)(4) (to the extent relating to Indebtedness incurred under clause (a)) or (b)(16) of Section 4.09; provided that any such Indebtedness shall have Pari Passu Lien Priority or junior lien priority relative to the Notes and the Note Guarantees and the lenders or holders of such Indebtedness or their representative shall have acceded to the Intercreditor Deeds, as applicable, and provided further, in the case of clause (ii) only, that at the time of Incurrence of such Liens and after giving effect thereto, such Incurrence would not, on a pro forma basis, cause the ratio of (1) the outstanding Indebtedness of the Company and the Restricted Subsidiaries representing the Notes, the Existing Credit Facility and other Pari Passu Lien Obligations to (2) the Pro Forma EBITDA, to exceed 4.0:1.0;”

Amendment to Ongoing Reporting

Proposed Amendment.  The Issuer requests Holders, by delivery of their Consents, to authorize an amendment to Section 4.03 of the Indenture by replacing it in its entirety with the following:

“(a)                            So long as the Notes are outstanding, the Company will furnish to the Trustee,  without cost to the Trustee (who, at the Issuer’s expense, will furnish by mail to the Holders) and, in each case of clauses (2) and (3) below, will post on its website (or make similar disclosure); provided, however, that to the extent any reports are filed on the SEC’s website or the Company’s website, such reports shall be deemed to be furnished to the Trustee and the holders:

(1)                                  for so long as the Company is a direct or indirect Subsidiary of New ListCo and New ListCo (or any Successor Reporting Entity) files an Annual Report on Form 10-K with the SEC, a copy of such Annual Report within 120 days after the end of New ListCo’s (or such Successor Reporting Entity’s) year end;

(2)                                  within 150 days after the end of each fiscal year ending subsequent to the Issue Date, an annual report of the Virgin Reporting Entity, containing the following information: (a) audited combined or consolidated balance sheets of the Virgin Reporting Entity as of the end of the two most recent fiscal years and audited combined or consolidated income statements and statements of cash flow of the Virgin Reporting Entity for the three most recent fiscal years, in each case prepared in accordance with GAAP, including appropriate footnotes to such financial statements, and a report of the independent public accountants on the financial statements; (b) to the extent relating to such annual periods, an operating and financial review of the audited financial statements, including a discussion of the results of operations, financial condition, and liquidity and capital resources, and a discussion of material commitments and contingencies and critical accounting policies; and (c) to the extent not included in the audited financial statements or operating and financial review, a description of the business, management and shareholders of the Company, all material affiliate transactions and a description of all material contractual arrangements, including material debt instruments; provided, however, that such reports need not (i) contain any segment data other than as required under GAAP or, for so long as the Company is a direct or indirect Subsidiary of New ListCo, as provided by New ListCo (or any Successor Reporting Entity) in its financial reports with respect to the period presented or (ii) include any exhibits;

(3)                                  within 60 days after each of the first three fiscal quarters in each fiscal year, a quarterly report of the Virgin Reporting Entity containing the following information: (a) unaudited consolidated financial statements of the Virgin Reporting Entity for such period, prepared in accordance with GAAP, and (b) an operating and financial review of such period including a discussion of the results of operations, financial condition, and liquidity and capital resources, and a discussion of material commitments and contingencies and critical accounting policies, and  material developments in the business of the Virgin Reporting Entity and its subsidiaries in such period and (c) information with respect to any material acquisition or disposal during the period provided, however, that such reports need not contain any segment data other than as required under GAAP or, for so long as the Company is a direct or indirect Subsidiary of New ListCo, as provided by New ListCo (or any Successor Reporting Entity) in its financial reports with respect to the period presented; and

(4)                                  within 10 days after the occurrence of such event, information with respect to (a) any change in the independent public accountants of the Virgin Reporting Entity (unless such change is made in conjunction with a change in the auditor of the Ultimate Parent), (b) any material acquisition or disposal, and (c) any material development in the business of the Company and the Restricted Subsidiaries.

(b)                                  If the Company has designated any of the Restricted Subsidiaries as Unrestricted Subsidiaries and any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries constitute Significant Subsidiaries of the Company, then the annual and quarterly information required by clauses (a)(2) and (a)(3) of this covenant shall include a reasonably detailed presentation, either on the face of the financial statements, in the footnotes thereto or in a separate report delivered therewith, of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

(c)                                   If the Company elects to apply for all purposes of the Indenture, in lieu of GAAP, IFRS pursuant to the definition of GAAP, then the annual and quarterly information required by clauses (a)(2) and (a)(3) of this covenant shall include a reconciliation, either in the footnotes thereto or in a separate report delivered therewith, of such IFRS presentation to the corresponding GAAP presentation of such financial information.

(d)                                  Notwithstanding the foregoing, the Company may satisfy its obligations under clauses (a)(2) and (a)(3) of this covenant by delivering the corresponding consolidated annual and quarterly reports of VM FinanceCo or any Parent of VM FinanceCo.

(e)                                   To the extent any material differences exist between the management, business, assets, shareholding or results of operations or financial condition of the Virgin Reporting Entity, VM FinanceCo or such Parent (as the case may be) and the Company, the annual  and  quarterly  reports  shall  give  a  reasonably  detailed  description  of  such  differences  and  include  an unaudited  reconciliation  of the Company’s financial  statements  to Virgin Reporting Entity’s, VM FinanceCo’s or such Parent’s (as the case may be)  financial  statement;  provided, however, that if the total revenues, Consolidated EBITDA or Total Assets of the Virgin Reporting Entity and its Subsidiaries, VM FinanceCo or such Parent (as the case may be) for any applicable period (on either a historical or pro forma basis) would deviate from any such measurement of the Company and the Restricted Subsidiaries by 5% or more, then a separate annual or quarterly report, as the case may be, shall be provided for the Company (in which case no report need be provided for the Virgin Reporting Entity, VM FinanceCo or such Parent (as the case may be)).

(f)                                    In addition, so long as the Notes remain outstanding and during any period during which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b) of the Exchange Act, the Issuer shall furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(g)                                   The Issuer will at all times comply with TIA §314(a).”

Amendment to Certain Other Definitions

Proposed Amendment. The Issuer requests Holders, by delivery of their Consents, to authorize an amendment to Section 1.01 of the Indenture to change certain other ancillary definitions related to the Proposed Amendments and Waivers. See “Annex A-1.”

By delivering a Consent, a Holder of the Notes authorizes, directs and requests that the Trustee, upon receipt of all required documentation in the Indenture in the form and substance reasonably satisfactory to the Trustee, to enter into the Supplemental Indenture to give effect to the Proposed Amendments and Waivers. For the avoidance of doubt, the Proposed Waivers will become effective and operative when the Issuer, the Guarantors, Trustee and the Paying Agent execute the Supplemental Indenture, which is expected to be at the Effective Time, while the Proposed Amendments will become effective when the Issuer, the Guarantors, Trustee and the Paying Agent execute the Supplemental Indenture, which is expected to be at the Effective Time, but they will only become operative upon the consummation of the Change of Control Transaction.

THE SOLICITATION

General

Pursuant to Section 9.02 of the Indenture, adoption of the Proposed Amendments and Waivers requires the receipt of the Required Consents consisting of the valid and unrevoked Consents of Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class prior to the Expiration Time;

Pursuant to Section 9.02 and Section 2.08 of the Indenture, for purposes of determining whether the requisite majority in principal amount of Holders of Sterling Notes and Dollar Notes, voting as a single class, has taken action and consented to the Proposed Amendments and Waivers, the total principal amount of Notes then outstanding will be equal to the then outstanding principal amount of Dollar Notes and the Dollar Equivalent (as defined in the Indenture) of the then outstanding principal amount of Sterling Notes, which shall be calculated at the spot rate provided by Bloomberg as of two Business Days prior to the date on which the Issuer certifies the taking of such action by the requisite principal amount of Holders to the Trustee.

As of February 5, 2013, the outstanding aggregate principal amount of the Dollar Notes was $500,000,000, and the Dollar Equivalent of the outstanding aggregate principal amount of the Sterling Notes was $1,017,835,000, calculated using the closing rate of 1.5659 as stated by Bloomberg on February 5, 2013 and which may be different from the rate used to calculate the Dollar Equivalent of the outstanding aggregate principal amount of the Sterling Notes at the Effective Time, and the combined outstanding aggregate principal amount (including such Dollar Equivalent) of the Sterling Notes and the Dollar Notes was $1,517,835,000.

The Proposed Waivers will become effective and operative at the Effective Time. The Proposed Amendments with respect to the Indenture will become effective at the Effective Time but will become operative only upon consummation of the Change of Control Transaction. The Issuer will make the Consent Payment, consisting of the  Waiver Payment and the Amendment Payment, as discussed below, provided that certain conditions set forth herein are satisfied and/or waived by the Issuer at its sole discretion, including:

•                              the receipt of the Required Consents in respect of the Notes prior to the Expiration Time and the delivery to the Trustee of a certification from the Tabulation Agent that the Required Consents have been obtained;

•                              the execution and delivery of the Supplemental Indenture by the Issuer, the Guarantors and the Trustee and related documentation in form and substance reasonably satisfactory to the Trustee;

•                              the absence of any laws, regulations, injunctions or actions or other proceedings, pending or threatened, which, in the case of any action or proceeding if adversely determined, would make unlawful or invalid or enjoin the implementation of the Proposed Amendments and Waivers or the payment of the Consent Payment; and

•                              with respect to the Amendment Payment only, the consummation of the Change of Control Transaction.

No Consent Payment will be made until the conditions set forth above are either satisfied or waived. In addition, the Proposed Amendments will not become operative until the consummation of the Change of Control Transaction.

There can be no assurance that the Proposed Amendments and Waivers will become effective or operative or that the Change of Control Transaction will be consummated.

If the Required Consents are obtained and all requested documents are delivered to the Trustee in form and substance reasonably satisfactory to the Trustee, the Trustee will enter into the Supplemental Indenture to give effect to the Proposed Amendments and Waivers. If the Proposed Amendments and Waivers become effective and operative, the Proposed Amendments and Waivers as set forth in the Supplemental Indenture will be binding on all Holders of the Notes and its transferees whether or not such Holders have consented to the Proposed Amendments and Waivers. For the avoidance of doubt, the Proposed Amendments will become operative only upon consummation of the Change of Control Transaction.

In order to provide a Consent, each person who is shown in the records of the clearing and settlement systems of The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream” and, together with DTC and Euroclear, the “Clearing Systems” and each a  “Clearing System”) as a holder of the Notes (also referred to as “Direct Participants” and each a “Direct Participant”) must submit, at or prior to the Expiration Time, a Consent in the applicable manner described below.

Holders of the Notes who wish to provide a Consent and whose Notes are held in the name of a broker, dealer, commercial bank, trust company or other nominee institution must contact such nominee promptly and instruct such nominee, to consent in accordance with the customary procedures of either, with respect to the Sterling Notes, Euroclear and Clearstream or, with respect to the Dollar Notes, DTC, on behalf of the Holder of Notes.  The deadlines set by any such custodial entity and each Clearing System for the submission of consents to the Proposed Amendments and Waivers may be earlier than the deadlines specified in this Consent Solicitation Statement.

The Trustee has no responsibility or liability for monitoring, tabulating or verifying compliance with deadlines or other formalities in connection with the delivery or revocation of Consents nor the payment of any Consent Payment and will be relying on the Issuer and the Tabulation Agent, as applicable.

None of the Solicitation Agent, the Tabulation Agent, the Information Agent or the Trustee, nor any of its respective directors, employees or affiliates, makes any recommendation as to whether Holders, Direct Participants or beneficial owners should deliver their Consents.

Consent Payment; Expiration Time

Upon the terms and conditions set forth in this Consent Solicitation Statement, the Issuer, or an agent on its behalf, will make the relevant Consent Payment on the relevant date directly to the cash accounts of Euroclear, Clearstream or DTC, as applicable, for credit to the Direct Participants whose Consents have been received by the Tabulation Agent prior to the Expiration Time and have not been validly revoked prior to the Revocation Deadline. Under no circumstances will interest accrue on or be payable with respect to any Consent Payment.

Each Holder that delivers a Consent in accordance with the terms and conditions set forth herein will be entitled to receive the Consent Payment. The Consent Payment will be paid in its two component parts consisting of: (i) the Waiver Payment and (ii) the Amendment Payment. The Waiver Payment, being equal to 25% of the Consent Payment, will be payable by or on behalf of the Issuer on the Waiver Payment Date. The Amendment Payment, being equal to 75% of the Consent Payment, will be payable by or on behalf of the Issuer on the Amendment Payment Date.  LGI has agreed to pay on behalf of the Issuer, or simultaneously reimburse the Issuer for, the amounts due in respect of all Consent Payments. See “Expenses of the Solicitation.”

If the Required Consents have not been received prior to the Expiration Time, the Issuer may, in its sole discretion, extend the Expiration Time for a specified period of time or on a daily basis until the Required Consents have been obtained.

Holders who do not consent to the Proposed Amendments and Waivers and the Holders whose Consents are revoked before the Effective Time will not receive a Consent Payment even though the Proposed Amendments and Waivers, if they become effective and operative, will be binding on them and any transferee of the Notes to which the Proposed Amendments and Waivers relate. Failure to deliver a Consent will have the same effect as if a Holder had voted “No” to the Proposed Amendments and Waivers.

None of the Issuer, the Solicitation Agent, the Tabulation Agent, the Information Agent nor the Trustee are responsible if any Holder fails to meet these deadlines and cannot validly revoke its Consent.

Failure to Obtain Required Consents

In the event that the Required Consents are not obtained prior to the Expiration Time, any other condition set forth in this Consent Solicitation Statement is not satisfied and/or waived, or the Solicitation is terminated, none of the Proposed Amendments and Waivers will become operative and no Consent Payment will be made to Holders of such Notes.

Expiration Time; Extensions; Amendment

The term “Expiration Time” means 5:00 p.m., New York Time, on February 14, 2013, unless the Issuer, in its sole discretion, extend the Expiration Time with respect to the Notes, in which case the Expiration Time shall be the latest date and time for which an extension is effective. The Issuer may extend the Expiration Time with respect to the Notes on a daily basis or for a specified period of time. In order to extend the Solicitation period, the Issuer will notify the Tabulation Agent of any extension by written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York Time, on the next business day after the previously scheduled Expiration Time. The Issuer may elect to utilize any means reasonably calculated to inform Holders of such extension. Failure of any Holder of the Notes to be so notified will not affect the extension of the Solicitation.

The Issuer expressly reserves the right, in its sole discretion, at any time to (i) terminate the Solicitation, (ii) waive any of the conditions to the Solicitation, (iii) extend the Expiration Time or (iv) amend the terms of the Solicitation in any manner.

If the Issuer elects to waive any of the conditions to the Solicitation, extend the Solicitation period or amend the terms of the Solicitation with respect to the Indenture in a manner favorable to the Holders, all Consents received will remain valid (and subject to revocation as provided in this Consent Solicitation Statement) until the Expiration Time (including any extension thereof).  If the Issuer waives any of the conditions to the Solicitation, terminates or shortens the Solicitation period or amends the terms of the Solicitation in a manner prejudicial to the Holders of the Notes, all Consents received will be cancelled and the Holders who wish to provide a Consent will be required to submit a new Consent.

Without limiting the manner in which the Issuer may choose to make a public announcement of any extension, amendment or termination of the Solicitation, the Issuer will have no obligation to publish, advertise, or otherwise communicate such public announcement, other than by complying with any applicable notice provisions of the Indenture.

None of the Issuer, the Solicitation Agent, the Tabulation Agent, the Information Agent or the Trustee are responsible if any Holder fails to meet these deadlines and cannot participate in the Solicitation.

Procedures for Consenting

The Issuer will accept Consents given in accordance with the customary procedures of, with respect to the Sterling Notes, Euroclear and Clearstream and, with respect to the Dollar Notes, DTC’s ATOP.

UNDER NO CIRCUMSTANCES SHOULD ANY PERSON TENDER OR DELIVER NOTES TO THE ISSUER, THE SOLICITATION AGENT, THE TABULATION AGENT, THE LUXEMBOURG LISTING AGENT OR THE TRUSTEE AT ANY TIME.

The Issuer will resolve all questions as to the validity, form, eligibility (including time of receipt) and acceptance and revocation of Consents, and those determinations will be binding. The Issuer reserves the right to reject any or all Consents and revocations not validly given or any Consents the Issuer’s acceptance of which could, in the opinion of the Issuer’s counsel, be unlawful. The Issuer also reserves the right to waive any defects or irregularities in connection with deliveries or to require a cure of such irregularities within such time as the Issuer determines. None of the Issuer, any Guarantor, any of its respective affiliates, the Solicitation Agent, the Tabulation Agent, the Trustee, the Information Agent or any other person will have any duty to give notification of any such waiver, defects or irregularities, nor will any of them incur any liability for failure to give such notification. Deliveries of Consents or notices of revocation will be deemed not to have been made until such irregularities have been cured or waived.

Representations, Warranties and Undertakings

By submitting, or requesting the Direct Participant to submit on its behalf, a valid Electronic Consent Instruction (as defined below) to Euroclear or Clearstream or transferring and surrendering Dollar Notes to the Tabulation Agent in accordance with DTC’s ATOP (as defined below) procedures, the Holder is deemed to represent, warrant and undertake to the Issuer, the Trustee, the Tabulation Agent and the Information Agent that:

•                                          the Holder has received and reviewed this Consent Solicitation Statement and understands that the Holder is consenting to the adoption of all of (and not only some of) the Proposed Amendments and Waivers upon the terms and subject to the conditions set forth in this Consent Solicitation Statement;

•                                          in the case of Holders of the Sterling Notes only, the Sterling Notes are at the time of acceptance, and will continue to be, until the Expiration Time or the termination or revocation of the Solicitation, or, in the case of the Sterling Notes in respect of which the Consent has been revoked, the date on which such Consent is validly revoked, held by it at Euroclear or Clearstream;

•                                          the Holder acknowledges that the Holder consents to the Solicitation as described in this Consent Solicitation Statement and authorizes, directs and requests the execution and delivery of the Supplemental Indenture; the Holder acknowledges that the submission of an Electronic Consent Instruction, in the case of Sterling Notes, or the transfer and surrender of Dollar Notes to the Tabulation Agent in accordance with DTC’s ATOP procedures, in the case of Dollar Notes, to this effect constitutes the Holder’s written consent to the Solicitation;

•                                          the Holder acknowledges that all authority conferred or agreed to be conferred pursuant to these representations, warranties and undertakings and every obligation of the Holder and the Consents given by the Holder will be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the Holder and will not be affected by, and shall survive, the death or incapacity of the Holder;

•                                          no information has been provided to the Holder by the Solicitation Agent, the Tabulation Agent, the Information Agent or the Trustee with regard to the tax consequences to Holders of the Notes arising from the receipt of any Consent Payment or the participation in the Solicitation and the Holder acknowledges that the Holder is solely liable for any taxes and similar or related payments imposed on the Holder under the laws of any applicable jurisdiction as a result of the Holder’s participation in the Solicitation and agrees that the Holder will not and does not have any right of recourse (whether by way of reimbursements, indemnity or otherwise) against the Solicitation Agent, the Tabulation Agent, the Information Agent, the Trustee or any other person in respect of such taxes and payments;

•                                          the Holder does hereby release and forever discharge the Trustee, its employees, officers, directors, affiliates, and agents, predecessors and successors, of and from any and all manner of actions, causes of actions, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, claims and demands whatsoever in law or in equity arising from and relating to the execution of the Supplemental Indenture to give effect to the Proposed Amendments and Waivers and any transactions contemplated in connection with the Consent and the Consent Solicitation Statement;

•                                          the Holder authorizes, directs and requests that the Trustee enter into the Supplemental Indenture to give effect to the Proposed Amendments and Waivers;

•                                          the Holder empowers, authorizes, and requests the Trustee to do all such other things as may be necessary or expedient to carry out and give effect to the Consent or the Consent Solicitation Statement;

•                                          the Holder declares and acknowledges that the Trustee will not be held responsible for any liabilities or consequences arising as a result of acts taken by it or pursuant to the terms of the Consent or the Consent Solicitation Statement and the Holders further declare that the Trustee has no responsibility for the terms of the Consent or the Consent Solicitation Statement nor the payment of any Consent Payment; and

•                                          the Holder hereby acknowledges that this Consent and the transactions contemplated hereby will not be deemed to be investment advice or a recommendation as to a course of conduct by the Trustee or any of its officer, directors, employees or agents; the Holder further represents that, in executing and delivering the Electronic Consent Instruction or transferring and surrendering Dollar Notes to the Tabulation Agent in accordance with DTC’s ATOP (as defined below) procedures, it has made an independent investment decision in consultation with its own agents and professionals.

Euroclear and Clearstream

Consent for the Sterling Notes shall be given through the procedures of Euroclear or Clearstream. Consents delivered with respect to any of the Sterling Notes in accordance with the procedures described below will constitute the delivery of a written Consent by such Holder with respect to such Sterling Notes.

Delivery of Consents

The delivery of Consents pursuant to the procedures set forth below will constitute a binding agreement between such Holder and the Issuer seeking such Consent in accordance with the terms and subject to the conditions set forth in this Consent Solicitation Statement.

Electronic Consent Instruction

To validly deliver Consents by Electronic Consent Instruction (as defined below), a Direct Participant should contact Euroclear or Clearstream for participation procedures and deadlines regarding the submission of a tested telex, authenticated SWIFT message, a Euclid server or Creation instruction (each an “Electronic Consent Instruction”) to authorize the delivery of Consents.  Holders of the Sterling Notes who wish to provide a Consent and whose Sterling Notes are held in the name of a broker, dealer, commercial bank, trust company or other nominee institution must contact such nominee promptly and instruct such nominee to effect the submission of an Electronic Consent Instruction to authorize the delivery of Consents for such Holder in accordance with the procedures set out herein.

The valid submission or delivery of an Electronic Consent Instruction in accordance with Euroclear’s and Clearstream’s procedures shall constitute a written consent to the Solicitation.

For the avoidance of doubt, only Direct Participants can submit an Electronic Consent Instruction. The receipt of such Electronic Consent Instruction by Euroclear or Clearstream may be acknowledged in accordance with the standard practices of Euroclear or Clearstream. For the avoidance of doubt any such acknowledgement does not constitute an acceptance of the Consent by or on behalf of the Issuer.

None of the Issuer, the Trustee, the Tabulation Agent, the Information Agent or any of its respective affiliates, officers, directors or employees or any other person will be under any duty to give notification of any defects, irregularities or delays in such Electronic Consent Instruction, nor will any of such entities or persons incur any liability for failure to give such notification.

Procedures for delivering Consents

A Holder may consent by submitting, or requesting the Direct Participant to submit on its behalf, a valid Electronic Consent Instruction to Euroclear or Clearstream in accordance with the requirements established by the relevant Clearing System. The Electronic Consent Instruction must contain:

•                                          the aggregate principal amount of the Sterling Notes with respect to which the Holder wishes to deliver a Consent, such amount of Sterling Notes, in order to be valid, being in minimum denominations of £100,000 and multiples of £1,000 in excess thereof; and

•                                          the name of the Direct Participant, the securities account number for Euroclear or Clearstream in which the Sterling Notes are held.

All of this information in the Electronic Consent Instruction will be disclosed to the Issuer, the Solicitation Agent, the Trustee, the Tabulation Agent and the Information Agent.

The Consent by a Holder of Sterling Notes will, on acceptance of the Consent by the Issuer and verification to the Holders thereof, constitute a binding agreement between such Holder and such Issuer in accordance with the terms, and subject to the conditions, set forth in this Consent Solicitation Statement and in the Electronic Consent Instruction, as the case may be.

Such Consent will be binding on the consenting Holder upon receipt by Euroclear or Clearstream of a valid Electronic Consent Instruction in respect of all matters. A Consent by a Holder may be revoked prior to but not after the Revocation Deadline by submitting, or requesting the Direct Participant to submit on its behalf, an electronic revocation instruction to Euroclear or Clearstream.

The Electronic Consent Instruction by which Holders are to effect their Consents will include an authorization of Euroclear or Clearstream, as the case may be, to block the Sterling Notes for which Consents are delivered in the account of the Direct Participant so that no transfers may be effected in relation to such Sterling Notes at any time from and including the date on which the Holder submits its Electronic Consent Instruction until the earliest of the Expiration Time or the prior termination or withdrawal of the Solicitation by the Issuer or, in the case of the Sterling Notes in respect of which the Consent has been revoked, the date on which such Consent is validly revoked.

The deadlines imposed by each of Euroclear and Clearstream for the submission of Electronic Consent Instructions may be earlier than the relevant deadlines specified in this Consent Solicitation Statement.

No Letter of Transmittal or Consent

There shall be no consent form delivered in connection with the Solicitation. The submission of an Electronic Consent Instruction in the manner provided in this Consent Solicitation Statement shall constitute written consent to the Solicitation.

All Consents will be made on the basis of the terms set out in this Consent Solicitation Statement and, once made in the manner described above, will (subject as mentioned above) be irrevocable and binding on the Holder. Consents in respect of the Sterling Notes may only be made by submission of a valid Electronic Consent Instruction to Euroclear or Clearstream no later than the Expiration Time.

The receipt of an Electronic Consent Instruction by Euroclear or Clearstream will be acknowledged in accordance with the standard practices of Euroclear or Clearstream. All questions as to validity, form and eligibility (including time of receipt) of any Electronic Consent Instruction will be determined solely by the Issuer. Such determination as to whether or when an Electronic Consent Instruction is received, whether it is duly completed and signed or whether a Consent is validly revoked shall be final and binding.

Holders of the Sterling Notes must submit, or request the Direct Participant to submit on its behalf, or deliver Electronic Consent Instructions through Euroclear or Clearstream in accordance with the procedures of, and within the time limits specified by, Euroclear or Clearstream for receipt by the Tabulation Agent, prior to the Expiration Time.

By submitting or delivering an Electronic Consent Instruction through Euroclear or Clearstream to the Tabulation Agent, Direct Participants are deemed to authorize Euroclear or Clearstream to disclose its identity, the principal amount of Sterling Notes subject to the Electronic Consent Instruction and Euroclear or Clearstream account details to the Issuer, the Trustee, the Tabulation Agent, the Solicitation Agent and the Information Agent.

Holders who are not direct accountholders in Euroclear or Clearstream should arrange for the Direct Participant through which they hold its Sterling Notes to submit or deliver an Electronic Consent Instruction on its behalf to and through Euroclear or Clearstream, in accordance with the procedures of, and within the time limits specified by, Euroclear or Clearstream for receipt by the Tabulation Agent, prior to the Expiration Time.

Unless waived by the Issuer, any irregularities in connection with Electronic Consent Instructions must be cured within such time as the Issuer shall in its absolute discretion determine. None of the Issuer, the Trustee, the Tabulation Agent and Information Agent, any of its respective affiliates, directors or employees or any other person will be under any duty to give notification of any defects or irregularities in such Electronic Consent Instruction, nor will any of such entities or persons incur any liability for failure to give such notification.

Consent of Sterling Notes in Physical Form

The Trustee has informed the Issuer that all Holders hold the Sterling Notes through Euroclear or Clearstream accounts and there are no Sterling Notes in physical form. If you believe that you are holding a Sterling Note in physical form, please contact the Trustee for the appropriate procedures with regard to consenting with respect to such Sterling Notes.

No Guaranteed Delivery

There are no guaranteed delivery procedures provided by the Issuer in connection with the Solicitation. Beneficial owners of Sterling Notes that are held in the name of a custodian must contact such entity sufficiently in advance of the Expiration Time if they wish to Consent.

Direct Participants in Euroclear or Clearstream delivering Consents must give authority to Euroclear or Clearstream to disclose its identity to the Issuer, the Trustee or the Tabulation Agent.

DTC

The Solicitation in respect of the Dollar Notes is being conducted in a manner eligible for use of the Automated Tender Offer Program (“ATOP”) of DTC. At the date of this Consent Solicitation Statement, all of the Dollar Notes are registered in the name of the nominee of DTC. In turn, the Dollar Notes are recorded on DTC’s books in the names of DTC participants (the “DTC Participants”) who hold Dollar Notes either for themselves or for the ultimate beneficial owners. In order to cause Consents to be delivered with respect to Dollar Notes held through DTC, DTC Participants must electronically deliver a Consent by causing DTC to transfer and surrender its Dollar Notes to the Tabulation Agent in accordance with DTC’s ATOP procedures. In order to be valid, such transfers must be in minimum denominations of $200,000 and multiples of $1,000 in excess thereof. By making such transfer, DTC Participants will be deemed to have delivered a Consent with respect to any Dollar Notes so transferred and surrendered. DTC will verify each transfer and surrender of Dollar Notes and confirm the electronic delivery of a Consent by sending an Agent’s Message (as defined below) to the Tabulation Agent.  Any Dollar Notes transferred and surrendered will be held by the Tabulation Agent and will not be available for transfer to third parties until the Tabulation Agent returns the Dollar Notes as provided for below.

The term “Agent’s Message” means a message transmitted by DTC, received by the Tabulation Agent, and forming part of the Book-Entry Confirmation (as defined below), which states that DTC has received an express acknowledgment from the DTC Participant delivering Consents which are the subject of such Book-Entry Confirmation that such DTC Participant (i) has received and agrees to be bound by the terms of the Solicitation as set forth in this Consent Solicitation Statement and that the Issuer and the Guarantors may enforce such agreement against such participant, and (ii) consents to the Proposed Amendments and Waivers and the execution and delivery of the Supplemental Indenture as described in this Consent Solicitation Statement.  Holders desiring to deliver their Consents prior to the Expiration Time should note that they must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such respective date.  Consents not received by the Tabulation Agent prior to the Expiration Time will be disregarded and of no effect.

No Letter of Transmittal or Consent Form

No Consent Form or Letter of Transmittal needs to be executed in relation to either Solicitation or the Consents delivered through DTC. The valid electronic delivery of Consents through the temporary transfer and surrender of existing Dollar Notes in accordance with DTC’s ATOP procedures shall constitute a written consent to the Solicitation.

No Guaranteed Delivery

There are no guaranteed delivery procedures provided by the Issuer in connection with the Solicitation. Beneficial owners of Notes that are held in the name of a custodian must contact such entity sufficiently in advance of the Expiration Date if they wish to deliver Consents.

Direct Participants in DTC delivering Consents must give authority to the relevant Clearing System to disclose its identity to the Trustee or the Information and Tabulation Agent.

In each case, the Issuer shall have the right to determine whether any purported Consent satisfies the requirements of this Consent Solicitation Statement and the Indenture, and any such determination shall be final and binding on the Holder who delivered such Consent or purported Consent.

Book-Entry Transfer

The Tabulation Agent will establish and maintain one or more accounts with respect to the Dollar Notes at DTC (the “Book Entry Transfer Facility”) promptly after the date of this Consent Solicitation Statement (to the extent such arrangements have not been made previously by the Tabulation Agent), and any financial institution who is a DTC Participant and whose name appears on a security position listing as the owner of the Dollar Notes may make book-entry delivery and surrender of Dollar Notes into one of the Tabulation Agent’s accounts in accordance with the Book-Entry Transfer Facility’s procedures for such transfer. The confirmation of a book-entry transfer of Dollar Notes into one of the Tabulation Agent’s accounts at DTC as described above is referred to herein as a “Book-Entry Confirmation.”

The Dollar Notes transferred to the Tabulation Agent as part of the Solicitation prior to the Expiration Time will be held under a temporary CUSIP number (the “Expiration Temporary CUSIP Number”), established by DTC during the period beginning at the time the DTC Participant electronically delivers a Consent and ending on the earlier of (i) the Expiration Time and (ii) the date on which the DTC Participant delivers a properly formatted and transmitted withdrawal request to the Tabulation Agent, withdrawing a Consent prior to the Revocation Deadline. On the next business day following the Expiration Time or the date of any valid withdrawal pursuant to a withdrawal request delivered to the Tabulation Agent for return to DTC prior to the Revocation Deadline, the Dollar Notes will be transferred back to the DTC Participants and will trade under its original CUSIP numbers.  During the period that Dollar Notes are held under a temporary CUSIP number or numbers, such Dollar Notes will not be freely transferable to third parties.  After submitting the Agent’s Message, the DTC Participant’s position will be blocked, and cannot be transferred or sold, until the Expiration Time. The Tabulation Agent will send DTC notice to release the positions as soon as practical but no later than three (3) business days after either the expiration of the event or subsequent date following the expiration not exceeding forty-five (45) calendar days from the onset of the event. On the applicable Payment Dates, the Consent Payment will be paid directly to DTC for payment to DTC Participants that held an Expiration Temporary CUSIP Number on the Expiration Time.

Representations, Warranties and Undertaking

By transferring and surrendering Dollar Notes to the Tabulation Agent in accordance with DTC’s ATOP procedures, the consenting holder is deemed to represent, warrant and undertake to the Issuer, the Trustee and the Tabulation Agent that:

•                                          the Consenting Holder is a Holder of the Dollar Notes;

•                                          the Consenting Holder has received, reviewed and accepted the terms of this Consent Solicitation Statement;

•                                          the Consenting Holder acknowledges that it consents to the Proposed Amendments and Waivers as described in this Consent Solicitation Statement. The Consenting Holder acknowledges that the transfer and surrender of Dollar Notes to the Tabulation Agent in accordance with DTC’s ATOP procedures to this effect constitutes the Consenting Holder’s written consent to the Proposed Amendments and Waivers;

•                                          the Consenting Holder acknowledges that all authority conferred or agreed to be conferred pursuant to these representations, warranties and undertakings and every obligation of the Consenting Holder and the Consents given by the Consenting Holder shall be binding (to the extent applicable in law) upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the consenting holder and shall not be affected by, and shall survive, the death or incapacity of the Consenting Holder;

•                                          the Consenting Holder acknowledges that the Consenting Holder reviewed the offering restrictions set forth in this Consent Solicitation Statement and that such Consenting Holder’s participation in the Consent Solicitation does not conflict with such restrictions;

•                                          the Consenting Holder authorizes, directs and requests that the Trustee enter into the Supplemental Indenture to implement the Proposed Amendments and Waivers;

•                                          the Consenting Holder empowers, authorizes and requests the Trustee to do all such other things as may be necessary or expedient to carry out and give effect to the Consent Solicitation. The Consenting Holder declares and acknowledges that the Trustee will not be held responsible for any liabilities or consequences arising as a result of acts taken by it or pursuant to the terms of the Consent Solicitation or the Consent Solicitation Statement and the Consenting Holder further declares that the Trustee has no responsibility for the terms of the Consent Solicitation or the Consent Solicitation Statement; and

•                                          the Consenting Holder hereby acknowledges that its Consent and the transaction contemplated hereby shall not be deemed to be investment advice or a recommendation as to a course of conduct by the Trustee or any of its officers, directors, employees or agents. The Consenting Holder further represents that, in transferring and surrendering Dollar Notes to the Tabulation Agent in accordance with DTC’s ATOP procedures, it has made an independent decision in consultation with its own agents and professionals to the extent that it considers it necessary.

The Issuer has the right to extend or terminate the Solicitation in its sole discretion at any time and for any reason, including for failure to satisfy any condition to the Solicitation. The Expiration Time may not occur on the schedule described in this Consent Solicitation Statement, if at all. Accordingly, Holders that deliver and surrender its Dollar Notes and thereby deliver an electronic Consent, to the extent not validly revoked prior to the Effective Time, may have to wait longer than expected for the Expiration Time, during which time such Holders will not be able to effect transfers or sales of its Dollar Notes to third parties until the Tabulation Agent returns the Dollar Notes on the next business day following the Expiration Time.

The Issuer will resolve all questions as to the validity, form, eligibility (including time of receipt) and acceptance and revocations of the Consents and such determinations will be binding. The Issuer reserves the right to reject any or all Consents and revocations not validly given or any Consents the Issuer’s acceptance of which could, in the opinion of counsel to the Issuer, be unlawful. The Issuer also reserves the right to waive any defects or irregularities in connection with deliveries or to require a cure of such irregularities within such time as the Issuer determines. None of the Issuer, the Tabulation Agent, the Information Agent, the Solicitation Agent or the Trustee or any other person shall have any duty to give notification of any such waiver, defects or irregularities, nor shall any of them incur any liability for failure to give such notification. Delivery of Consents or notices of revocations will be deemed not to have been made until such irregularities have been cured or waived.

Revocation of Consents

A Holder may revoke its Consent at any time prior to but not after the Revocation Deadline.  All Consents received prior to the Expiration Time will be counted, unless, at any time prior to the Revocation Deadline, a notice of revocation is delivered in accordance with the procedures of Euroclear, Clearstream and/or DTC, as described below.  Any notice of revocation or withdrawal request received after the Revocation Deadline will not be effective, even if received prior to the Expiration Time.  Until the Effective Time, a Consent by a Holder of the Notes will bind the Holder and every subsequent holder of such Notes or portion of such Notes, even if notation of the Consent is not made on such Notes.

Any Holder of Sterling Notes that has delivered Consents through Euroclear or Clearstream may revoke such Consents prior to the Revocation Deadline by submission of an electronic withdrawal instruction through Euroclear or Clearstream. If the Holder has requested that a custodian submit an Electronic Consent Instruction on its behalf and wishes to withdraw its Electronic Consent Instruction, the Holder should contact such custodian prior to the Revocation Deadline.  The Holder should be aware, however, that the custodian may impose earlier deadlines for withdrawing or revising an Electronic Consent Instruction in accordance with its procedures.

DTC Participants who wish to exercise its right of revocation with respect to the Solicitation in respect of Dollar Notes must deliver a properly formatted and transmitted withdrawal request message to the Tabulation Agent for return to DTC or through ATOP procedures prior to the Revocation Deadline. In order to be valid, a withdrawal request must specify the name of the person as to which the Consent is to be revoked or who deposited the Dollar Notes to be withdrawn (the “Depositor”), the name of the participant in DTC whose name appears on the security position listing as the owner of such Dollar Notes, if different from that of the Depositor, and a description of the Dollar Notes to which the revocation relates (including the principal amount of Dollar Notes to which the revocation relates). If certificates have been identified through confirmation of book-entry transfer of such Dollar Notes to the Tabulation Agent, the name of the Holder and the certificate number or numbers relating to such Dollar Notes withdrawn must also be furnished to the Tabulation Agent as aforesaid prior to the name and number of the account at DTC to be credited with withdrawn Dollar Notes for the Dollar Notes previously transferred by book-entry.

To be effective, a notice of revocation must be in a format customarily used by the applicable Clearing System.

A revocation of the Consent will be effective only as to the Notes listed on the revocation and only if such revocation complies with the provisions of this Consent Solicitation Statement.  Only a Holder is entitled to revoke a Consent previously given.  A beneficial owner of the Notes must arrange with its broker, dealer, commercial bank, trust company or other nominee company to execute and deliver on its behalf a revocation of any Consent already given with respect to such Notes.

A purported notice of revocation that is not received by the Tabulation Agent or through ATOP procedures in a timely fashion and accepted by the Issuer as a valid revocation will not be effective to revoke a Consent previously given.

A revocation of a Consent may only be rescinded by the execution and delivery of a new Consent in accordance with the procedures set forth in this Consent Solicitation Statement.  A Holder who has delivered a revocation may after such revocation deliver a new electronic instruction at any time prior to the Expiration Time.

The Issuer reserves the right to contest the validity of any revocations.

All revocations of Consents must be delivered in accordance with the customary procedures of Euroclear, Clearstream and DTC’s ATOP, as applicable.

CERTAIN TAX CONSIDERATIONS

The discussion set out below represents a summary of the anticipated tax consequences in certain jurisdictions with regard to the Proposed Amendments and Waivers becoming operative and the Consent Payment. Regardless of the summaries presented below, Holders are advised to consult their own tax advisors as to the tax considerations related to the Proposed Amendments and Waivers becoming effective and the Consent Payment.

United Kingdom Taxation Consequences

The following is a general summary of the Issuer’s understanding of certain of the UK tax consequences that will arise as a result of the implementation of the Proposed Amendments and Waivers and the Holders’ receipt of any Consent Payment. It is based on current UK legislation and currently published HM Revenue and Customs practice as at the date of this document, both of which are subject to change, possibly with retrospective effect.  It does not purport to be a comprehensive description of all the UK tax considerations that may be relevant to Holders.

The following paragraphs apply to individual and corporate Holders resident (or, if individuals, ordinarily resident or temporarily non-UK resident) for tax purposes in the United Kingdom who hold the Notes as an investment and who are the absolute beneficial owners of those Notes.

Certain categories of Holders, such as traders, broker-dealers, insurance companies and collective investment schemes, and Holders who are not domiciled or not ordinarily resident in the United Kingdom may be subject to special rules not covered in this summary.

Holders are advised to consult their tax advisers as to the UK or other tax consequences relating to the Consent Payment, including the effect of any local tax laws.

Corporation tax payers

In general, Holders who are within the charge to UK corporation tax will be charged to UK tax on the Consent Payment as income arising from their holding of the Notes broadly in accordance with their statutory accounting treatment.

Individual tax payers

Income Tax

The Notes are likely to qualify as “deeply discounted securities” under the legislation contained in Chapter 8 of Part 4 of Income Tax (Trading and Other Income) Act 2005 (although arguments may be made to the contrary). The implementation of the Proposed Amendments and Waivers is not expected to result in a disposal of the Notes for the purposes of that legislation, however. On that basis, Holders who are individuals should not be subject to income tax under this legislation as a result of receiving the Consent Payment even if the Notes do qualify as “deeply discounted securities.”

Capital Gains Tax

Holders of Sterling Notes: The Consent Payment is expected to be treated as a capital sum derived from the Sterling Notes.  The Sterling Notes should constitute “qualifying corporate bonds” for the purposes of UK capital gains tax. Accordingly, the receipt of a Consent Payment by a holder of Sterling Notes should not give rise to a liability to UK capital gains tax.

Holders of Dollar Notes:  The Consent Payment is expected to be treated as a capital sum derived from the Dollar Notes.  If the Dollar Notes qualify as “deeply discounted securities”, as is likely to be the case (see also above), the Dollar Notes should additionally qualify as “qualifying corporate bonds” for the purposes of UK capital gains tax. In such circumstances, the receipt of a Consent Payment by a holder of Dollar Notes should not give rise to a liability to UK capital gains tax.

If, in contrast, the Dollar Notes do not qualify as “deeply discounted securities”, they should also not qualify as “qualifying corporate bonds” for the purposes of UK capital gains tax. In such circumstances, the receipt of a Consent Payment by a holder of Dollar Notes is expected to result in a part-disposal of his Dollar Notes for the purposes of UK capital gains tax, which may, depending on the amount of the gain and the holder’s individual circumstances (including the availability of exemptions and allowable losses), give rise to a liability to UK capital gains tax.  The capital gains annual exemption (which is £10,600 for the 2012/13 tax year) should be available to individual Holders to offset any chargeable gain (to the extent it has not already been used).

A Holder who is an individual and who is temporarily resident outside the United Kingdom for taxation purposes may, under anti-avoidance legislation, still be liable to UK capital gains tax in respect of a Consent Payment despite receiving the payment during the period when he is non-resident.

Withholding tax

UK legislation contains certain provisions whereby a payment of interest on the Notes may be subject to deduction of income tax at the basic rate (currently 20%) in certain circumstances. The Consent Payment should not constitute interest for these purposes. Consequently, there should be no deduction or withholding on account of UK income tax in respect of the Consent Payment.

Stamp duty and stamp duty reserve tax (“SDRT”)

No UK stamp duty or SDRT should be payable in connection the Consent Payment.

Certain United States Federal Income Tax Considerations

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (I) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS CONSENT SOLICITATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE ‘‘CODE’’); (II) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (III) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISER.

The following summary describes certain U.S. federal income tax considerations for beneficial owners of the Notes related to the Solicitation, including the adoption of the Proposed Amendments and Waivers and the receipt of the Consent Payment.  This summary does not address the U.S. federal income tax considerations related to the acquisition, ownership or disposition of the Notes except with respect to Notes treated as received in a deemed exchange pursuant to the Solicitation.  This discussion deals only with U.S. Holders (as defined below) that hold their Notes as capital assets and does not deal with Holders subject to special treatment under U.S. federal income tax laws, for example, dealers in securities or currencies, banks or other financial institutions, tax-exempt entities, insurance companies, real estate investment trusts, regulated investment companies, individual retirement accounts or other tax-deferred accounts, partnerships or other pass-through entities for U.S. federal income tax purposes, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, persons holding Notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, U.S. expatriates or U.S. Holders of Notes whose “functional currency” is not the U.S. dollar.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, (the Code), and the U.S. Treasury Regulations, administrative pronouncements and judicial decisions thereunder as of the date of this consent solicitation statement.  These authorities may be repealed, revoked or modified, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those discussed below.  This summary does not represent a detailed description of the U.S. federal income tax considerations relevant to a Holder in light of the Holder’s particular circumstances and does not address U.S. state, local or non-U.S. tax considerations or any U.S. tax considerations (e.g., the estate and gift tax or the newly effective 3.8% Medicare tax on net investment income) other than U.S. federal income tax considerations that may be applicable to particular U.S. Holders.

Persons considering the Solicitation should consult their own tax advisors concerning the U.S. federal income tax considerations related to their particular situations as well as any considerations arising under the laws of any other taxing jurisdiction.

As used herein, a “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation or other entity classified as a corporation for these purposes, created or organized in or under the laws of the United States, any state or any political subdivision thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust (X) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds the Notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.  If you are a partner of a partnership (or a member of an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holding the Notes, you should consult your tax advisors.

U.S. Tax Considerations for Non-Consenting U.S. Holders

General

If the Proposed Amendments and Waivers become effective with respect to the Notes, the tax treatment of a U.S. Holder who does not consent to the Proposed Amendments and Waivers will depend upon whether the modification to the Holder’s Note results in a “deemed exchange” of an old debt instrument for a new debt instrument for federal income tax purposes.  Generally, the modification of a debt instrument will be treated as a deemed exchange of an old debt instrument for a new debt instrument if such modification is “significant” within the meaning of the Treasury Regulations promulgated under Section 1001 of the Code (the “Regulations”).  A modification is “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights and obligations that are altered and the degree to which they are altered are economically significant.  The Regulations also provide that a modification that adds, deletes or alters customary accounting or financial covenants does not give rise to a “significant modification” of the debt instrument but do not define “customary accounting or financial covenants.”

The Issuer believes that the adoption of the Proposed Amendments and Waivers should not result in a “significant modification” to the terms of the Notes under the Regulations because the Proposed Amendments and Waivers are modifications to customary accounting or financial covenants, or alternatively, because the modifications to the terms of the Notes are not “significant” under a facts and circumstances analysis.  Therefore, a U.S. Holder who does not consent to the Proposed Amendments and Waivers should not recognize any gain or loss for federal income tax purposes as a result of the adoption of the Proposed Amendments and Waivers.

Fungibility of Notes

As described below under “U.S. Tax Considerations for Consenting U.S. Holders if the Change of Control Transaction is Consummated,” if the proposed amendments are adopted, a consenting holder of Deemed Old Notes (as defined below) that receives the Consent Payment will be deemed to have exchanged such “old” notes for “new” notes for U.S. federal income tax purposes in the deemed exchange.  Such Deemed New Notes (as defined below) received by consenting holders will have the same CUSIP numbers as the respective Notes held by non-consenting holders, but such Deemed New Notes may have original issue discount for U.S. federal income tax purposes, whereas such notes held by non-consenting holders should not have original issue discount for U.S. federal income tax purposes.

In the event the Issuer  determines that the Deemed New Notes received by consenting Holders in the deemed exchange have original issue discount, the Issuer does not intend to maintain separate records with respect to the Deemed New Notes received by consenting Holders and the Notes held by non-consenting Holders.  Because the Notes held by non-consenting Holders will be indistinguishable from the Deemed New Notes received by consenting Holders in the deemed exchange, there is a substantial risk that the Internal Revenue Service (the “IRS”) would prevail if it were to assert that such notes held by non-consenting Holders have the same amount of original issue discount as such “new” notes deemed received by the consenting Holders in the deemed exchange, particularly if a non-consenting Holder (or its transferee) cannot prove that its notes are not Deemed New Notes received by consenting Holders in the deemed exchange.  Holders should consult their independent tax advisors regarding the tax consequences to them of not participating in the consent solicitation, including whether their Notes may be treated as having original issue discount for U.S. federal income tax purposes as a result of the fungibility of their Notes and any Deemed New Notes deemed received by consenting Holders.

U.S. Tax Considerations for Consenting U.S. Holders if the Change of Control Transaction Is Not Consummated

If the Change of Control Transaction is not consummated, the Issuer believes that the receipt of the Waiver Payment and the adoption of the Proposed Amendments and Waivers should not result in a deemed taxable exchange of the Notes, and therefore, a consenting U.S. Holder should not recognize any gain or loss for U.S. federal income tax purposes (except with respect to the receipt of the Waiver Payment, as discussed below).  The Regulations provide that a change in yield of a debt instrument is not a significant modification unless the yield of the modified instrument (taking into account a Waiver Payment received by a U.S. Holder) varies from the yield on the unmodified instrument by more than the greater of 25 basis points or 5 percent of the annual yield of the unmodified instrument (a “significant change in yield”).  The Issuer expects that the receipt of the Waiver Payment should not result in a “significant modification” to the terms of the Notes because the receipt of the Waiver Payment should not result in a significant change in yield of the Notes.  Further, the Issuer expects that the adoption of the Proposed Amendments and Waivers, independently (as discussed above under “—U.S. Tax Considerations for Non-Consenting U.S. Holders”) or together with the receipt of the Waiver Payment, should not result in a “significant modification” to the terms of the Notes under the Regulations.

The U.S. federal income tax treatment of a U.S. Holder’s receipt of the Waiver Payment if the Change of Control Transaction is not consummated is unclear.  Under one alternative, the Waiver Payment would be treated first as a payment of accrued and unpaid interest on the U.S. Holder’s Notes and second as a payment of principal on the Notes.  In such a case, the portion of the Waiver Payment treated as accrued and unpaid interest would be includible in gross income as ordinary interest income, to the extent not previously included in income, and would be treated similarly to stated interest on the Notes with respect to the source and treatment of the amounts for U.S. tax purposes.  The portion of the Waiver Payment treated as a payment of principal on the Notes will decrease the U.S. Holder’s adjusted tax basis in the Notes.  In the case of a Sterling Note, a U.S. Holder may realize foreign currency gain or loss with respect to the interest and principal deemed paid with the Waiver Payment.

Alternatively, the Waiver Payment may be treated as separate consideration for consenting to the Proposed Amendments and Waivers.  In such case, the Waiver Payment would be includible in gross income as ordinary income in accordance with a U.S. Holder’s usual method of accounting for tax purposes.  The source of the Waiver Payment (if treated as separate consideration) for U.S. foreign tax credit limitation purposes is not clear.  A U.S. Holder of a Sterling Note that uses the cash method of accounting and receives the Waiver Payment in pounds sterling would measure the amount of the payment received by translating the amount of pounds sterling into U.S. dollars at the spot rate on the date of receipt of the Waiver Payment.  A U.S. Holder of a Sterling Note that uses the accrual method of accounting and receives the Waiver Payment in pounds sterling would measure the amount of the payment received by translating the amount of pounds sterling into U.S. dollars at the spot rate on the date of accrual.  A U.S. Holder generally will recognize exchange gain or loss, as the case may be, on the receipt of pounds sterling to the extent that the exchange rate on the date payment is received differs from the rate applicable to the accrual of that income.  This foreign currency gain or loss will generally be treated as ordinary income or loss, and sourced to the U.S. for foreign tax credit limitation purposes.

U.S. Tax Considerations for Consenting U.S. Holders if the Change of Control Transaction Is Consummated

In General

If the Change of Control Transaction is consummated, the Issuer believes that the receipt of the Amendment Payment together with the receipt of the Waiver Payment and the adoption of the Proposed Amendments and Waivers will constitute a “significant modification” of the Notes (as described above under “—U.S. Tax Considerations for Consenting U.S. Holders if the Change of Control Transaction Is Not Consummated”), resulting in a deemed exchange for U.S. federal income tax purposes upon the receipt of the Amendment Payment.  Therefore, the Issuer expects that a U.S. Holder will recognize gain or loss upon the receipt of the Amendment Payment as if the Holder had exchanged an old debt instrument (the “Deemed Old Notes”) for a new debt instrument (the “Deemed New Notes”), unless the deemed exchange of the Notes qualifies as a tax-free recapitalization.

Deemed Exchange Treatment

Recapitalization.  In order for a deemed exchange of the Notes for federal income tax purposes to qualify as a recapitalization, both the Deemed Old Notes and the Deemed New Notes must be treated as “securities” under the relevant provisions of the Code. Neither the Code nor the Treasury Regulations define the term security. Whether a debt instrument is a security is based on all of the facts and circumstances, but most authorities have held that the term to maturity of the debt instrument is one of the most significant factors. In this regard, debt instruments with a term of ten years or more generally have qualified as securities, whereas debt instruments with a term of less than five years generally have not qualified as securities. Prior to a deemed exchange of the Notes for federal income tax purposes, the Deemed Old Notes deemed exchanged have an initial term of just under ten years.  After a deemed exchange, the Deemed New Notes deemed received in an exchange will have a term of almost eight years.  The IRS ruled in Revenue Ruling 2004-78 that in certain cases where new debt instruments are issued in exchange for securities, the new debt instruments may be treated as a continuation of the securities and thus the exchange may qualify for recapitalization treatment.  While it is uncertain if this ruling would apply to the Notes, for the purposes of any reporting obligations that the Issuer may have, the Issuer intends to treat the deemed exchange of Deemed Old Notes for Deemed New Notes as qualifying as a tax-free recapitalization.  There can be no assurance, however, that the IRS will agree with this characterization.  Due to the inherently factual nature of the determination, U.S. Holders are urged to consult their own tax advisors regarding the classification of the Notes as securities and the determination of whether the deemed exchange of the Notes for federal income tax purposes qualifies as a tax-free recapitalization.

If the deemed exchange of the Notes qualifies as a tax-free recapitalization, a U.S. Holder will recognize gain on the deemed exchange, computed in the manner described in the succeeding paragraph, only to the extent of the Waiver Payment and the Amendment Payment (other than any amounts attributable to accrued and unpaid interest, which would be treated as described below under “—Accrued and Unpaid Interest”).  A U.S. Holder’s initial tax basis in the Deemed New Notes treated as received in an exchange for federal income tax purposes will be equal to such Holder’s tax basis in the Deemed Old Notes treated as exchanged therefor increased by any gain recognized on the exchange and reduced by the amount of the Consent Payment (other than any amounts attributable to accrued and unpaid interest, which would be treated as described below under “—Accrued and Unpaid Interest”).  The holding period for the Deemed New Notes treated as received in an exchange for federal income tax purposes will include the period during which the Holder held the Deemed Old Notes treated as exchanged therefor.   Any accrued market discount on the Deemed Old Notes will be carried over to the Deemed New Notes.

Taxable Exchange.  If the Notes are not treated as securities both before and after the deemed exchange, however, then a U.S. Holder will generally recognize gain or loss equal to the difference, if any, between the amount realized on the deemed exchange and the U.S. Holder’s adjusted tax basis in the Notes on the date of the deemed exchange.  The amount realized on the deemed exchange will equal the sum of (i) the “issue price” of the Deemed New Notes at the time of the deemed exchange and (ii) the amount of the Consent Payment (other than any amounts attributable to accrued and unpaid interest, which would be treated as described below under “—Accrued and Unpaid Interest”).  If, as the Issuer expects, the Deemed New Notes are considered to be ‘‘publicly traded’’ property, as defined by applicable Treasury Regulations, then the issue price of the Deemed New Notes will be equal to their fair market value on the date of the deemed exchange.  A U.S. Holder’s adjusted tax basis in the Deemed Old Notes treated as exchanged generally will equal the amount paid therefor, increased by any market discount previously taken into account and reduced by any amortizable bond premium previously amortized.  A U.S. Holder’s adjusted tax basis in the Deemed New Notes treated as received in an exchange for federal income tax purposes generally will equal their issue price, and a U.S. Holder will have a new holding period in the Deemed New Notes treated as received in an exchange for federal income tax purposes commencing the day after the deemed exchange. Any gain or loss a U.S. Holder recognizes will generally be capital gain or loss (except, as described below, to the extent of market discount) and will be long-term capital gain or loss if the Deemed Old Notes have been held for more than one year. Non-corporate U.S. Holders are eligible for reduced rates of taxation on long-term capital gains. The deductibility of capital losses is subject to limitations.

Exchange Gain or Loss.  In the case of a Sterling Note, gain or loss recognized by a U.S. Holder as a result of the deemed exchange of the Sterling Note will generally be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in foreign currency exchange rates during the period in which the U.S. Holder held such Sterling Note. Such foreign currency gain or loss will equal the difference between (i) the U.S. dollar value of the U.S. Holder’s pounds sterling purchase price for the Sterling Note (reduced by any bond premium previously amortized) calculated at the spot rate of exchange on the date of the deemed exchange and (ii) the U.S. dollar value of the U.S. Holder’s pounds sterling purchase price for the Sterling Note (reduced by any bond premium previously amortized) calculated at the spot rate of exchange on the date of purchase of the Sterling Note. If the Sterling Note is traded on an established securities market, with respect to a cash basis U.S. Holder (and, if it so elects, an accrual basis U.S. Holder), such foreign currency gain or loss will be calculated based on the spot rate of exchange on the settlement date of the deemed exchange and on the settlement date of the purchase of the Sterling Note. The realization of any foreign currency gain or loss, including foreign currency gain or loss with respect to amounts attributable to accrued and unpaid interest, will be limited to the amount of overall gain or loss realized on the deemed exchange of the Notes.

Accrued Interest.  Any amounts received by a U.S. Holder that are attributable to accrued and unpaid interest would be includible in gross income as ordinary interest income, to the extent not previously included in income, and would be treated similarly to stated interest on the Notes with respect to the source and treatment of the amounts for U.S. tax purposes.

Market Discount. If a U.S. Holder acquired the Deemed Old Notes with market discount prior to the deemed exchange, any gain recognized on the deemed exchange of Deemed Old Notes for Deemed New Notes will be treated as ordinary income (and will not receive capital gain treatment) to the extent of the market discount accrued during the U.S. Holder’s period of ownership, unless the Holder previously had elected to include market discount in income as it accrued for U.S. federal income tax purposes. For these purposes, market discount is generally the excess, if any, of the stated principal amount of a Deemed Old Note over the Holder’s initial tax basis in the Deemed Old Note, if such excess exceeds a de minimis amount.  U.S. Holders who acquired their Deemed Old Notes other than at original issuance should consult their tax advisors regarding the possible application of the market discount rules of the Code to a deemed exchange of the Notes pursuant to the Solicitation.  U.S. Holders of Sterling Notes who have made an election to accrue market discount should consult with their own tax advisors regarding the foreign currency considerations relevant to them.

Tax Considerations Related to Holding and Disposing of the Deemed New Notes

Possible Application of Rules Governing Contingent Payment Debt Instruments.  In certain circumstances, the terms of the Deemed New Notes provide for payments in excess of stated interest and principal or for the redemption of Deemed New Notes in advance of their expected maturity.  Under applicable Treasury Regulations, the possibility that certain payments in excess of stated interest and principal will be made or that the Deemed New Notes will be redeemed in advance of their expected maturity will not cause the Deemed New Notes to be treated as “contingent payment debt instruments” for U.S. federal income tax purposes (which are subject to special rules, as described below) if there is only a remote likelihood as of the issue date of the Deemed New Notes that any of these payments will be made, if such payments in the aggregate are considered incidental, and/or under certain other circumstances.  We intend to take the position that the Deemed New Notes will not be considered contingent payment debt instruments.  Our position is binding on you unless you disclose that you are taking a contrary position in the manner required by applicable Treasury Regulations.  Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge our position, the timing, amount and character of income recognized with respect to a Deemed New Note may be different than described herein and you may be required to recognize income in excess of stated interest and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a Deemed New Note.  The remainder of this discussion assumes that the Deemed New Notes will not be considered contingent payment debt instruments.

Stated Interest.  Stated interest on the Deemed New Notes will generally be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder’s usual method of accounting for U.S. federal income tax purposes.  In addition to stated interest on the Deemed New Notes (which includes any U.K. tax withheld from the stated interest payments you receive), you will be required to include in income any additional amounts paid in respect of such U.K. tax withheld.  You may be entitled to deduct or credit any U.K. tax withheld, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of your foreign taxes for a particular tax year).  Interest on the Deemed New Notes (including OID, if any, as discussed below) is likely to be treated as foreign source income that is “passive category income” or, in the case of certain U.S. Holders, “general category income” for foreign tax credit purposes.  U.S. Holders should consult with their own tax advisors regarding the application of the foreign tax credit rules to their particular situations.

See the discussion below under “— Foreign Currency Considerations for Deemed New Sterling Notes” for additional U.S. federal income tax considerations related to the Deemed New Sterling Notes.

Original Issue Discount.   If the stated principal amount of the Deemed New Notes exceeds the fair market value of the Deemed Old Notes, the Deemed New Notes will be considered to be issued with OID for U.S. federal income tax purposes.  If the issue price of the Deemed New Notes (as described above) is less than their stated principal amount by an amount equal to or greater than a statutorily defined de minimis amount (1/4 of 1 percent of the principal amount of the Deemed New Notes multiplied by the number of complete years to maturity from their original issue date), then the Deemed New Notes will be considered to have been issued with OID for U.S. federal income tax purposes.

If the Deemed New Notes are issued with OID, then, in addition to the stated interest on a Deemed New Note, a Holder will be required to include the OID on such Deemed New Note in gross income (as ordinary income) as it accrues on a constant yield to maturity basis for U.S. federal income tax purposes, in advance of the receipt of the cash payments to which such OID is attributable and regardless of the Holder’s regular method of accounting for U.S. federal income tax purposes.  The amount of OID includible in gross income for a taxable year will be the sum of the daily portions of OID with respect to the Deemed New Note for each day during that taxable year on which the Holder holds the Deemed New Note. The daily portion is determined by allocating to each day in an “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a Deemed New Note may be of any length and vary in length over the term of the Deemed New Note, provided that each accrual period is no longer than one year and each scheduled payment of principal and interest occurs on the first day or the final day of an accrual period.  The OID allocable to any accrual period will equal (a) the product of the “adjusted issue price” of the Deemed New Note as of the beginning of such period and the Deemed New Note’s yield to maturity (determined on a constant yield method compounded at the close of each accrual period and properly adjusted for the length of the accrual period) less (b) the stated interest allocable to the accrual period.

The “adjusted issue price” of a Deemed New Note as of the beginning of any accrual period will equal its issue price, increased by previously accrued OID and reduced by any payments previously made on the Deemed New Note other than payments of interest.  The yield to maturity of the Deemed New Notes generally is the discount rate that, when applied to all payments to be made under the Deemed New Notes, produces a present value (as of the original issue date) equal to the issue price of the Deemed New Notes. A Holder generally will not be required to recognize any additional income upon the receipt of any cash payment on a Deemed New Note that is attributable to previously accrued OID for U.S. federal income tax purposes.

Under these rules, a U.S. Holder will generally have to include in income increasingly greater amounts of OID in successive accrual periods.  Under the applicable Treasury Regulations, a Holder of a Deemed New Note with OID may elect to include in gross income all interest that accrues on the Deemed New Note using the constant yield method. Once made with respect to the Deemed New Note, the election cannot be revoked without the consent of the IRS.

The rules regarding OID are complex and the rules described above may not apply in all cases. Accordingly, you should consult your own tax advisors regarding their application.

See the discussion below under “— Foreign Currency Considerations for Deemed New Sterling Notes” for additional U.S. federal income tax considerations related to the Deemed New Sterling Notes.

Sale, Exchange, Retirement or Other Taxable Disposition.  Upon the sale, exchange, retirement or other disposition of a Deemed New Note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (other than any amounts attributable to accrued and unpaid interest not previously included in income, which will be taxed as ordinary income) and the U.S. Holder’s tax basis in the Deemed New Note.  A U.S. Holder’s initial tax basis in a Note will depend on whether the deemed exchange resulting from the receipt of the Waiver Payment and the Amendment Payment is a taxable exchange or not, as described above under “—Deemed Exchange Treatment —Recapitalization” or “ — Deemed Exchange Treatment —Taxable Exchange”, and will be increased by previously accrued OID and market discount, if any, and decreased by any amortized bond premium and payments from the Issuer other than stated interest.

Gain or loss recognized by a U.S. Holder on the sale, exchange, retirement or other disposition of a Deemed New Note will generally be treated as U.S. source gain or loss.  Except as discussed below under “—Foreign Currency Considerations for Sterling Notes”, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, retirement or other disposition, the Note has been held for more than one year.  Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation.  The deductibility of capital losses is subject to limitations.

See the discussion below under “— Foreign Currency Considerations for Deemed New Sterling Notes” for additional U.S. federal income tax considerations related to the Sterling Notes.

Market Discount.  Deemed New Notes treated as received in a deemed exchange that is a recapitalization for federal income tax purposes for Deemed Old Notes that were acquired with market discount will also be treated as acquired with market discount if the issue price of the Deemed New Notes exceeds the Holder’s initial tax basis for such Deemed New Notes by more than a de minimis amount.   If a U.S. Holder acquired its Deemed New Notes at a market discount and elected to include the market discount in gross income currently as ordinary income, the amount of market discount included in such U.S. Holder’s income increases such U.S. Holder’s adjusted tax basis in its Deemed New Notes.  Unless a U.S. Holder elects to accrue market discount under a constant yield method, any market discount will accrue ratably during the period from the date of acquisition of the related Deemed New Note to its maturity date.  An election to include market discount in income currently, once made, will apply to all market discount obligations acquired by the U.S. Holder during the taxable year of the election and thereafter, and may not be revoked without the consent of the IRS.

Acquisition Premium or Amortizable Bond Premium.  If a U.S. Holder’s initial tax basis in the Deemed New Notes is greater than their issue price and less than or equal to their stated principal amount, the U.S. Holder will be considered to have acquired the Deemed New Notes with “acquisition premium.”  Under the acquisition premium rules, such U.S. Holder will generally be permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the U.S. Holder’s initial basis in the Deemed New Note over the Deemed New Note’s issue price, and the denominator of which is the excess of the principal amount of the Deemed New Notes over their issue price.

If a U.S. Holder’s initial tax basis in the Deemed New Notes is greater than their stated principal amount, the U.S. Holder will be considered to have acquired the Deemed New Notes with “amortizable bond premium.”  In such a case, a U.S. Holder will not be required to accrue any OID on the Deemed New Notes.  A U.S. Holder generally may elect to amortize the premium over the remaining term of the Deemed New Notes on a constant yield method as an offset to interest when includible in income under the Holder’s regular accounting method (in which case, the U.S. Holder’s basis in the Deemed New Notes would be reduced by any premium amortization deductions). If a U.S. Holder does not elect to amortize the premium, that premium will decrease the gain or increase the loss such Holder would otherwise recognize on disposition of the Deemed New Notes.  An election to amortize premium on a constant yield method, once made, generally applies to all debt obligations held or subsequently acquired by such U.S. Holder during the taxable year of the election and thereafter, and may not be revoked without IRS consent.

Foreign Currency Considerations for Deemed New Sterling Notes

Interest on Deemed New Sterling Notes.

A cash basis U.S. Holder receiving stated interest in pounds sterling must include in income a U.S. dollar amount based on the spot exchange rate on the date of receipt whether or not the payment is converted into U.S. dollars on such date.  A cash basis U.S. Holder will not recognize exchange gain or loss with respect to the receipt of a pound sterling stated interest payment but may have foreign currency gain or loss attributable to the actual disposition of the pounds sterling.

An accrual basis U.S. Holder (or a cash basis U.S. Holder in the case of OID, if any) accruing interest in pounds sterling generally must include in income a U.S. dollar amount based on the average exchange rate during the accrual period (or, for an accrual period that spans two taxable years, the partial accrual period within each taxable year). Upon receipt of an interest payment in pounds sterling (including, upon the disposition of a Deemed New Note, the receipt of proceeds that include accrued and unpaid interest previously included in income), U.S. Holders that have accrued interest (or OID, if any) will recognize exchange gain or loss equal to the difference, if any, between the U.S. dollar amount previously accrued and the U.S. dollar value of the payment received at the spot exchange rate on the date of receipt. Foreign exchange gain or loss will generally be U.S. source ordinary income or loss and generally will not be considered additional interest income or expense.

An accrual basis U.S. Holder (and a cash basis U.S. Holder with respect to OID, if any) may elect to translate accrued interest into U.S. dollars at the spot exchange rate on the last day of the accrual period (or, for an accrual period that spans two taxable years, in the case of the first partial period, the last day of the taxable year). If accrued interest actually is received within five business days of the last day of the accrual period (or the taxable year, in the case of a partial accrual period), an electing accrual basis U.S. Holder instead may translate the accrued interest at the spot exchange rate on the date of actual receipt for purposes of translating accrued interest income into U.S. dollars (in which case no exchange gain or loss will be taken into account upon receipt). Currency translation elections will apply to all debt instruments that the electing U.S. Holder holds or acquires as of the beginning of that taxable year and thereafter and cannot be revoked without the consent of the IRS.

Exchange or Purchase of Pounds Sterling

Pounds sterling received by a U.S. Holder as interest on a Deemed New Sterling Note or on the sale or other disposition of a Deemed New Sterling Note generally will have a tax basis equal to the U.S. dollar value of the pounds sterling determined at the spot rate on the date the U.S. Holder receives the pounds sterling.  If a U.S. Holder purchases pounds sterling, the U.S. Holder’s tax basis in the pounds sterling generally will be the U.S. dollar value of the pounds sterling determined at the spot rate on the date of purchase.  Any gain or loss recognized by a U.S. Holder on the sale or other disposition of pounds sterling (including the use of pounds sterling to purchase Deemed New Notes or upon the exchange of pounds sterling for U.S. dollars) generally will be treated as ordinary income or loss.

Exchange Gain or Loss on Sale or Disposition of Deemed New Sterling Notes

In determining the amount of gain or loss in connection with a sale or other disposition of a Deemed New Sterling Note, a U.S. Holder’s adjusted tax basis in a Deemed New Note generally will equal the U.S. Holder’s U.S. dollar cost of the Deemed New Note determined at the spot exchange rate on the date of purchase, increased by previously accrued OID, if any, and reduced by payments other than payments of stated interest (or in the case of a Deemed New Note received in a recapitalization, the adjusted dollar cost carried over from the Deemed Old Note). A U.S. Holder that receives pounds sterling upon the sale or other disposition of the Deemed New Notes will realize an amount equal to the U.S. dollar value of pounds sterling on the date of sale. If the Deemed New Notes are traded on an established securities market, a cash basis U.S. Holder or electing accrual basis taxpayer will determine the amount realized on the settlement date. Such an election by an accrual basis U.S. Holder will apply to all debt instruments that the electing U.S. Holder holds or acquires as of the beginning of that taxable year and thereafter and cannot be revoked without the consent of the IRS. A U.S. Holder will have a tax basis in the currency equal to the U.S. dollar amount realized.

Any gain or loss realized by a U.S. Holder on a subsequent conversion of currency for U.S. dollars will be U.S. source ordinary income or loss.

A U.S. Holder of a Deemed New Sterling Note will recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and the time of disposition, including the sale, exchange, retirement or other disposition, of the Deemed New Sterling Note. Gain or loss attributable to the movement of exchange rates will equal the difference between (1) the U.S. dollar value of the pounds sterling principal amount of the Deemed New Sterling Note, determined as of the date the Deemed New Sterling Note is disposed of based on the spot rate in effect on that date, and (2) the U.S. dollar value of the pounds sterling principal amount of such Deemed New Sterling Note, determined on the date the U.S. Holder acquired the Deemed New Sterling Note based on the spot rate in effect on that date. For this purpose, the principal amount of the Deemed New Sterling Note generally is the U.S. Holder’s purchase price for the Deemed New Note in pounds sterling (or, if the Deemed New Sterling Note is acquired in a recapitalization, the purchase price of the Deemed Old Sterling Note), reduced by any bond premium or acquisition premium previously amortized and increased by any market discount previously included in income. Any such gain or loss generally will be treated as ordinary income or loss, and generally will be U.S. source gain or loss, and generally will not be treated as interest income or expense. The realization of any such gain or loss will be limited to the amount of overall gain or loss realized by the U.S. Holder on the disposition of the Deemed New Note.

Market Discount

Market discount on a Deemed New Sterling Note will be accrued in pounds sterling. If a U.S. Holder elects to include market discount in income currently, the accrued market discount will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the U.S. Holder’s taxable year). Upon the receipt of an amount attributable to accrued market discount, the U.S. Holder may recognize U.S. source exchange gain or loss (which will be taxable as ordinary income or loss) determined in the same manner as for accrued interest or OID.

Amortizable Bond Premium or Acquisition Premium

Amortizable bond premium or acquisition premium in respect of a Deemed New Note will be computed in pounds sterling and will reduce interest income in pounds sterling.  At the time amortizable bond premium or acquisition premium offsets interest income, exchange gain or loss, which will be taxable as ordinary income or loss, will be realized on the amortized bond premium or acquisition premium on such Deemed New Note based on the difference between (1) the spot rate of exchange on the date or dates such premium is recovered through interest payments on the Deemed New Note and (2) the spot rate of exchange on the date on which the U.S. Holder acquired the Deemed New Note.

Reportable Transaction Reporting

Under certain U.S. Treasury Regulations, U.S. Holders that participate in “reportable transactions” (as defined in the Treasury Regulations) must attach to their U.S. federal income tax returns a disclosure statement on IRS Form 8886. Under the relevant rules, a U.S. Holder may be required to treat a foreign currency exchange loss from the Sterling Notes as a reportable transaction if this loss exceeds the relevant threshold in the regulations. U.S. Holders should consult their own tax advisors as to the possible obligation to file IRS Form 8886 with respect to the ownership or disposition of the Sterling Notes, or any related transaction, including without limitation, the disposition of any non-U.S. currency received.

Information Reporting and Backup Withholding

Backup withholding and information reporting requirements may apply to the receipt of the Consent Payment by certain U.S. Holders.  The payor may be required to withhold backup withholding at a current rate of 28% on a Consent Payment made within the United States, or by a U.S. payor or U.S. middleman or certain of their affiliates, on a Note to a Holder of a Note that is a U.S. person, other than an exempt recipient, if the Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements.

Backup withholding is not an additional tax.  U.S. Holders generally will be entitled to credit any amounts withheld under the backup withholding rules against such Holder’s federal income tax liability or to a refund of the amounts withheld, provided the required information is furnished to the IRS in a timely manner.

Foreign Financial Asset Reporting

Certain reporting requirements apply to U.S. Holders of certain foreign financial assets, including debt of foreign entities, if the aggregate value of all of these assets exceeds $50,000 at the end of the taxable year or $75,000 at any time during the taxable year. The thresholds are higher for individuals living outside of the United States and married couples filing jointly. The Notes are expected to constitute foreign financial assets subject to these requirements unless the Notes are held in an account at a financial institution (in which case the account may be reportable if maintained by a foreign financial institution). U.S. Holders should consult their tax advisors regarding the application of these reporting requirements to their specific circumstances.

Foreign Account Tax Compliance Act (“FATCA”)

Under the “Foreign Account Tax Compliance Act” (“FATCA”), which became part of the Code under the “Hiring Incentives to Restore Employment Act” (the “HIRE Act”), a withholding tax of 30% is applied to (i) payments made to any foreign entity on debt obligations generating U.S. source interest or (ii) certain other debt obligations generating non-U.S. source interest issued by a foreign financial institution entering into certain agreements with the IRS to the extent such payments are attributable to U.S. source income, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules.

Under applicable Treasury Regulations, this legislation generally will not apply to a debt obligation outstanding on January 1, 2014, unless such debt obligation undergoes a “significant modification” (within the meaning of section 1.1001—3 of the Treasury Regulations promulgated under the Code) after such date.  Even if this exemption were not to apply, the withholding under FATCA described above would not apply if, as we expect, interest paid by the Issuer is not U.S. source interest. Withholding tax on interest payments will begin on interest payments after December 31, 2013 and on gross proceeds from the sale or other disposition of a debt obligation paid on or before December 31, 2016. If the Issuer is treated as a foreign financial institution for purposes of FATCA and if all payments on the Notes are treated as “foreign passthru payments”, the Notes will only become subject to the FATCA regime described above if the Notes are modified more than six months after the date final regulations define a “foreign passthru payment.” Accordingly, even if the withholding under FATCA were otherwise potentially applicable to payments on or with respect to the Notes, such withholding will not apply to those payments under the grandfathering rules. If withholding is required with respect to payments on the Notes or interests therein in order for the relevant payor to comply with FATCA, Holders and beneficial owners of the Notes will not be entitled to receive any additional amounts to compensate them for such withholding. Investors are encouraged to consult with their own tax advisors regarding the implications of this legislation and the applicable Treasury Regulations on their investment in a Note.

The above summary is not intended to constitute a complete analysis of all U.S. federal income tax considerations related to the Solicitation. Each prospective investor should consult its own tax advisor with respect to the U.S. federal, state and local and foreign and other tax considerations related to the Solicitation.

SOLICITATION AGENT, TABULATION AGENT AND INFORMATION AGENT

The Issuer has retained Credit Suisse Securities (Europe) Limited as Solicitation Agent in connection with the Solicitation. The Issuer, LGI and Virgin US MergerCo 1 LLC have entered into a solicitation agent agreement with the Solicitation Agent which contains provisions regarding payment of fees, expense reimbursement and indemnification arrangements. At any given time, the Solicitation Agent may trade the Notes for its own accounts, or for the accounts of its customers, and accordingly, may hold a long or short position in the Notes.

The Solicitation Agent and its affiliates are full service financial institutions engaged in various activities, including securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In particular, the Solicitation Agent and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for LGI or its affiliates or the Issuer and its affiliates, for which they received or will receive customary fees and expenses. The Solicitation Agent is an initial purchaser and the global coordinator in connection with the unregistered private offerings of notes made by certain of LGI’s subsidiaries to finance, directly or indirectly, a portion of the consideration for the Change of Control Transaction. The Solicitation Agent or its affiliates have arranged and made loans to subsidiaries of LGI or Virgin Media in the past, are lenders under the new senior credit facilities and bridge facilities made available to the Issuers or certain of its affiliates in connection with the Change of Control Transaction and received fees in relation to arranging such facilities. In addition, an affiliate of the Solicitation Agent is acting for LGI in an advisory role in connection with the Merger.

The Solicitation Agent does not assume any responsibility for the accuracy or completeness of the information contained in this Consent Solicitation Statement or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information.

The Issuer has retained Lucid Issuer Services Limited as Tabulation Agent and Information Agent.

The Issuer and the Guarantors have not authorized the Solicitation Agent, the Tabulation Agent or the Information Agent to give any information or make any representations in connection with this Solicitation other than those contained in this Consent Solicitation Statement and, if given or made, such information or representations must not be relied upon as having been authorized.

EXPENSES OF THE SOLICITATION

LGI and Virgin US MergerCo 1 LLC have agreed to pay the Tabulation Agent and the Information Agent customary fees for services in connection with the Solicitation. In addition, LGI has agreed to pay on behalf of the Issuer, or simultaneously reimburse, the amounts due in respect of the Waiver Payment (25% of the Consent Payment) being made at or promptly after the Expiration Time and the Amendment Payment (75% of the Consent Payment) being made at or promptly after the consummation of the Change of Control Transaction. The Trustee and its counsel are entitled to be paid their usual fees and expenses in connection with a request of the type contained in this Consent Solicitation Statement. LGI and Virgin US MergerCo 1 LLC have agreed to reimburse the Solicitation Agent, the Tabulation Agent, the Information Agent and the Trustee for certain of their respective out-of-pocket expenses (including fees and disbursements of counsel) and to indemnify them against certain liabilities, including liabilities under federal securities laws. Except for amounts paid to the Trustee, the Issuer will not pay any fees or commissions to any broker, dealer or other person for soliciting Consents in the Solicitation.

ANNEX A-1

THE PROPOSED AMENDMENTS AND WAIVERS

The Supplemental Indenture(s) will provide that Holders of at least a majority in principal amount of the then outstanding Sterling Notes and Dollar Notes voting as a single class provided their Consents to the Proposed Amendments and Waivers and direct the Trustee to execute, enter into and comply with the Supplemental Indenture(s) and grant waivers as set forth in this Consent Solicitation Statement under the caption “The Proposed Amendments and Waivers” of the following sections of the Indenture to facilitate the transactions described in the Consent Solicitation Statement:

The following is the text of certain relevant parts of the Indenture as they would appear in amended form if the Proposed Amendments and Waivers were adopted, with an indication of differences between the parts with the Proposed Amendments incorporated and parts as they stand as of the date hereof. New text is indicated by a double underline, whereas deleted text is indicated by a strikethrough (new text / ~~deletion~~). The following text does not restate in its entirety all parts of the Indenture as they will appear if the Proposed Amendments and Waivers are adopted.

Section 1.01         Definitions

“Change of Control” means:

~~(1)           any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), except Parent or any Wholly-Owned Subsidiary of Parent in the case of Voting Stock of the Company, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Parent, the Company or the Issuer (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of an entity held by any other entity (the “parent entity”), if such other person is the beneficial owner (as defined in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity);~~

~~(2)           during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent, the Company or the Issuer, as the case may be (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of such company was approved by a vote of a majority of the directors of such company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent, the Company or the Issuer, as the case may be, then in office;~~

~~(3)           the adoption of a plan relating to the liquidation or dissolution of Parent, the Company or the Issuer; or~~

~~(4)           the merger or consolidation of Parent, any other Virgin Media Holding Company, the Company or the Issuer with or into another Person (other than Parent, any other Virgin Media Holding Company, the Company or the Issuer or any other Wholly Owned Subsidiary of Parent) or the merger of another Person (other than Parent, any Virgin Media Holding Company, the Company, the Issuer or any other Wholly Owned Subsidiary of Parent) with or into Parent, any Virgin Media Holding Company, the Company or the Issuer or the sale of all or substantially all the assets of Parent, any Virgin Media Holding Company, the Company or the Issuer to another Person (other than Parent, any Virgin Media Holding Company, the Company, the Issuer or any other Wholly Owned Subsidiary of Parent), and, in the case of any such merger or consolidation, the securities of Parent, any Virgin Media Holding Company, the Company or the Issuer that are outstanding immediately prior to such transaction are changed into or exchanged for cash, securities or Property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.~~

~~Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if a Virgin Media Holding Company that is not then a Subsidiary of Parent becomes the ultimate parent of the Company and, if such Virgin Media Holding Company had been Parent, no Change of Control would have otherwise occurred; provided, however, that such Virgin Media Holding Company guarantees the Notes on a senior basis.~~

(1)          Virgin Media Communications (a) ceases to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company and (b) ceases, by virtue of any powers conferred by the articles of association or other documents regulating the Company to, directly or indirectly, direct or cause the direction of management and policies of the Company;

(2)           the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and the Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder;

(3)            at any time after the consummation of the Debt Pushdown, the Company ceases to own directly or indirectly all of the Capital Stock of the Issuer; or

(4)           the adoption by the stockholders of the Company or the Issuer of a plan or proposal for the liquidation or dissolution of the Company or the Issuer, other than a transaction complying with Section 5.01.”

Provided that a Change of Control shall not be deemed to have occurred pursuant to clause (1) of this definition upon the consummation of the Post-Closing Reorganization or a Spin-Off. Notwithstanding the foregoing, upon consummation of the Post-Closing Reorganization or a Spin-Off, ‘‘Virgin Media Communications’’ in clause (1) will be replaced with New Immediate Holdco, in respect of the Post-Closing Reorganization, and the Spin Parent, in respect of a Spin-Off.

***

“Leverage Ratio” means the ratio of:

(1)           the outstanding Indebtedness of the Company and the Restricted Subsidiaries on a Consolidated basis, to

(2)           the Pro Forma EBITDA for the period of the most recent two consecutive fiscal quarters for which financial statements have previously been furnished to holders of the Notes pursuant to Section 4.03, multiplied by 2.0.

***

“New Immediate Holdco” means the direct Subsidiary of the Ultimate Parent following the Post-Closing Reorganization.

***

“New Listco” means Lynx Europe Limited, together with its successors.

***

“Permitted Holders” means, collectively, (1) the Ultimate Parent, (2) in the event of a Spin-Off, the Spin Parent and any Subsidiary of the Spin Parent, (3) any Affiliate or Related Person of a Permitted Holder described in clause (1) above, and any successor to such Permitted Holder, Affiliate, or Related Person, (3) any Person who is acting as an underwriter in connection with any public or private offering of Capital Stock of the Company, acting in such capacity and (4) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) whose acquisition of “beneficial ownership” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock or of all or substantially all of the assets of the Company and the Restricted Subsidiaries (taken as a whole) constitutes a Change of Control in respect of which a Repurchase Offer is made in accordance with Section 4.15.

***

“Permitted Liens” means, with respect to any Person:

(7)           (i) Liens to secure Bank Indebtedness or any Pari Passu Lien Obligation Incurred pursuant to clause (1) of Section 4.09(b) and (ii) Liens to secure Indebtedness Incurred pursuant to clauses (a), (b)(4) (to the extent relating to Indebtedness incurred under clause (a)) or (b)(16) of Section 4.09; provided that any such Indebtedness shall have Pari Passu Lien Priority or junior lien priority relative to the Notes and the Note Guarantees and the lenders or holders of such Indebtedness or their representative shall have acceded to the Intercreditor Deeds, as applicable, and provided further, in the case of clause (ii) only, that at the time of Incurrence of such Liens and after giving effect thereto, such Incurrence would not, on a pro forma basis, cause the ratio of (1) the outstanding Indebtedness of the Company and the Restricted Subsidiaries representing the Notes, the Existing Credit Facility and other Pari Passu Lien Obligations to (2) the Pro Forma EBITDA, to exceed ~~3.75~~ 4.00:1.0;

***

“Post-Closing Reorganizations” means (i) the distribution or other transfer of Virgin Media Communications and its subsidiaries or a Parent of Virgin Media Communications and its subsidiaries to the Ultimate Parent or another direct Subsidiary of the Ultimate Parent through one or more mergers, transfers, consolidations or other similar transactions such that Virgin Media Communications or such Parent will become the direct Subsidiary of the Ultimate Parent or such other direct Subsidiary of the Ultimate Parent, (ii) the issuance by Virgin Media Communications or VM FinanceCo of Capital Stock to the Ultimate Parent or another direct Subsidiary of the Ultimate Parent and, as consideration therefor, the assignment by the Ultimate Parent or a direct Subsidiary of the Ultimate Parent of a loan receivable to Virgin Media Communications or VM FinanceCo, as the case may be, and/or  (iii) the insertion of a new entity as a direct Subsidiary of Virgin Media Communications, which new entity will become a parent of VM FinanceCo.

***

“Spin-Off” means a transaction by which all outstanding ordinary shares of Virgin Media Communications or a Parent of Virgin Media Communications directly or indirectly owned by the Ultimate Parent are distributed to all of the Ultimate Parent’s shareholders in proportion to such shareholders’ holdings in the Ultimate Parent at the time of such transaction either directly or indirectly through the distribution of shares in a company holding Virgin Media Communications’ shares or Parent’s shares.

***

“Spin Parent” means the company the shares of which are distributed to the shareholders of the Ultimate Parent pursuant to the Spin-Off.

***

“Successor Reporting Entity” means successor to New ListCo or any parent of the Company that files an Annual Report on Form 10-K with the SEC.

***

“Ultimate Parent” means New ListCo.

***

“Virgin Media Communications” means Virgin Media Communications Limited, a company incorporated under the laws of England and Wales, together with its successors (by merger, consolidation, transfer, conversion of legal form or otherwise).

***

Virgin Reporting Entity” refers to Virgin Media, or following any transaction whereby the Company is no longer a direct or indirect Subsidiary of Virgin Media, VM FinanceCo or another Parent of VM FinanceCo.

***

Section 4.07 Restricted Payments

(12)       any Restricted Payment used to make payments of interest with respect to (i) the Convertible Senior Notes ~~and~~, the Existing Notes and any other Indebtedness of VM FinanceCo or any other parent of the Company that is guaranteed by the Company or any of the Restricted Subsidiaries (and any Indebtedness that Refinances the Convertible Notes, the Existing Notes or such other Indebtedness, including any successive Refinancings thereof) and (ii) any other Indebtedness of the Parent or any of its Subsidiaries provided that the net proceeds of any such other Indebtedness described in clause (ii) are or were (A) used in the prepayment, repayment, redemption, defeasance, retirement or purchase of the Convertible Senior Notes~~or~~, the Existing Notes or any Indebtedness of the Company or any Restricted Subsidiary, in each case, in whole or in part (including any successive Refinancings thereof), or (B) contributed to or otherwise loaned or transferred to the Company or any Restricted Subsidiary; provided that any such Restricted Payments under (i) and (ii) above will be excluded from the calculation of the amount of Restricted Payments;

Section 4.03         Ongoing Reporting

(a)           So long as the Notes are outstanding, the Company will furnish to the Trustee,  without cost to the Trustee (who, at the Issuer’s expense, will furnish by mail to the Holders) and, in each case of clauses (2) and (3) below, will post on its website (or make similar disclosure); provided, however, that to the extent any reports are filed on the SEC’s website or the Company’s website, such reports shall be deemed to be furnished to the Trustee and the holders:

~~(1)           whether or not required by SEC rules and regulations, quarterly and annual reports of the Parent, containing substantially the same information required to be contained in a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, under the Exchange Act, including financial statements prepared in accordance with generally accepted accounting principles in the United States or, if permitted by the SEC, international financial reporting standards, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (except with respect to (i)~~

~~guarantor financial statements, but including condensed information complying with Rule 3-10(d) of Regulation S-X of the SEC and (ii) financial statements required pursuant to Rule 3-16 of Regulation S-X of the SEC); provided, however, that only to the extent reasonably available, at any time that any of Parent’s Subsidiaries is an Unrestricted Subsidiary that is a Significant Subsidiary or would in combination with other Unrestricted Subsidiaries be a Significant Subsidiary, the quarterly and annual financial information required by this paragraph will include a presentation, either on the face of the financial statements, in the footnotes thereto, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of Parent and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Parent; and~~

~~(2)           such other reports containing substantially the same information required to be contained in a Current Report on Form 8-K under the Exchange Act, as in effect on the Closing Date.~~

(1)           for so long as the Company is a direct or indirect Subsidiary of New ListCo and New ListCo (or any Successor Reporting Entity) files an Annual Report on Form 10-K with the SEC, a copy of such Annual Report within 120 days after the end of New ListCo’s (or such Successor Reporting Entity’s) year end;

(2)           within 150 days after the end of each fiscal year ending subsequent to the Issue Date, an annual report of the Virgin Reporting Entity, containing the following information: (a) audited combined or consolidated balance sheets of the Virgin Reporting Entity as of the end of the two most recent fiscal years and audited combined or consolidated income statements and statements of cash flow of the Virgin Reporting Entity for the three most recent fiscal years, in each case prepared in accordance with GAAP, including appropriate footnotes to such financial statements, and a report of the independent public accountants on the financial statements; (b) to the extent relating to such annual periods, an operating and financial review of the audited financial statements, including a discussion of the results of operations, financial condition, and liquidity and capital resources, and a discussion of material commitments and contingencies and critical accounting policies; and (c) to the extent not included in the audited financial statements or operating and financial review, a description of the business, management and shareholders of the Company, all material affiliate transactions and a description of all material contractual arrangements, including material debt instruments; provided, however, that such reports need not (i) contain any segment data other than as required under GAAP or, for so long as the Company is a direct or indirect Subsidiary of New ListCo, as provided by New ListCo (or any Successor Reporting Entity) in its financial reports with respect to the period presented or (ii) include any exhibits;

(3)           within 60 days after each of the first three fiscal quarters in each fiscal year, a quarterly report of the Virgin Reporting Entity containing the following information: (a) unaudited consolidated financial statements of the Virgin Reporting Entity for such period, prepared in accordance with GAAP, and (b) an operating and financial review of such period including a discussion of the results of operations, financial condition, and liquidity and capital resources, and a discussion of material commitments and contingencies and critical accounting policies, and material developments in the business of the Virgin Reporting Entity and its subsidiaries in such period and (c) information with respect to any material acquisition or disposal during the period provided, however, that such reports need not contain any segment data other than as required under GAAP or, for so long as the Company is a direct or indirect Subsidiary of New ListCo, as provided by New ListCo (or any Successor Reporting Entity) in its financial reports with respect to the period presented; and

(4)           within 10 days after the occurrence of such event, information with respect to (a) any change in the independent public accountants of the Virgin Reporting Entity (unless such change is made in conjunction with a change in the auditor of the Ultimate Parent), (b) any material acquisition or disposal, and (c) any material development in the business of the Company and the Restricted Subsidiaries.

~~The Parent will also make available copies of all reports required by clauses (1) and (2) above on its website.~~

(b)           If the Company has designated any of the Restricted Subsidiaries as Unrestricted Subsidiaries and any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries constitute Significant Subsidiaries of the Company, then the annual and quarterly information required by clauses (a)(2) and (a)(3) of this covenant shall include a reasonably detailed presentation, either on the face of the financial statements, in the footnotes thereto or in a separate report delivered therewith, of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

(c)               If the Company elects to apply for all purposes of the Indenture, in lieu of GAAP, IFRS pursuant to the definition of GAAP, then the annual and quarterly information required by clauses (a)(2) and (a)(3) of this covenant shall include a reconciliation, either in the footnotes thereto or in a separate report delivered therewith, of such IFRS presentation to the corresponding GAAP presentation of such financial information.

(d)              Notwithstanding the foregoing, the Company may satisfy its obligations under clauses (a)(2) and (a)(3) of this covenant by delivering the corresponding consolidated annual and quarterly reports of VM FinanceCo or any Parent of VM FinanceCo.

(e)               To the extent any material differences exist between the management, business, assets, shareholding or results of operations or financial condition of the Virgin Reporting Entity, VM FinanceCo or such Parent (as the case may be) and the Company, the annual  and  quarterly  reports  shall  give  a  reasonably  detailed  description  of  such  differences  and  include  an unaudited  reconciliation  of the Company’s financial  statements  to Virgin Reporting Entity’s, VM FinanceCo’s or such Parent’s (as the case may be)  financial  statement;  provided, however, that if the total revenues, Consolidated EBITDA or Total Assets of the Virgin Reporting Entity and its Subsidiaries, VM FinanceCo or such Parent (as the case may be) for any applicable period (on either a historical or pro forma basis) would deviate from any such measurement of the Company and the Restricted Subsidiaries by 5% or more, then a separate annual or quarterly report, as the case may be, shall be provided for the Company (in which case no report need be provided for the Virgin Reporting Entity, VM FinanceCo or such Parent (as the case may be)).

(f)            In addition, so long as the Notes remain outstanding and during any period during which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b) of the Exchange Act, the Issuer shall furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(g)            The Issuer will at all times comply with TIA §314(a).

Section 4.09         Incurrence of Indebtedness

(a)       The Company will not, and will not cause or permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Leverage Ratio would not exceed ~~5.5~~5.0:1.0.

VIRGIN MEDIA SECURED FINANCE PLC

Solicitation of Consents to the Proposed Amendments and Waivers

The Solicitation Agent:

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E 14 4QJ

United Kingdom

European inquiries regarding the Solicitation:
 +44 207 883 8763
US inquiries regarding the Solicitation:
+1 212 538 1862
E-mail: liability.management@credit-suisse.com

The Tabulation Agent and the Information Agent:

Lucid Issuer Services Limited
Leroy House
436 Essex Road
London N1 3QP
United Kingdom
The Tabulation Agent may be contacted at:
+44 20 7704 0880
E-mail: virginmedia@lucid-is.com
Attention: Sunjeeve Patel / Thomas Choquet